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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SCIENTIFIC GAMES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 29, 2008

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Scientific Games Corporation to be held at 10:30 a.m. on Tuesday, June 10, 2008, at the Metropolitan Club, 1 East 60th Street, New York, New York.

      At the Annual Meeting, you will be asked to elect directors, to ratify the appointment of the independent auditor and to approve an amendment and restatement of the Scientific Games Corporation 2003 Incentive Compensation Plan. These matters are described in detail in the accompanying Notice of Annual Meeting and Proxy Statement.

      Whether you plan to attend in person or not, we encourage you to vote your shares so that they are represented at the Annual Meeting.

      We look forward to seeing you at the Annual Meeting.

Sincerely,

A. Lorne Weil Chairman of the Board

SCIENTIFIC GAMES CORPORATION
750 Lexington Avenue, 25th Floor
New York, New York 10022

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

      Notice is hereby given that the Annual Meeting of Stockholders of Scientific Games Corporation will be held at 10:30 a.m. on Tuesday, June 10, 2008, at the Metropolitan Club, 1 East 60th Street, New York, New York, for the following purposes:

  1.
  To elect nine members of the Board of Directors to serve for the ensuing year and until their respective successors are duly elected and qualified.

  2.
  To ratify the appointment of Deloitte & Touche LLP as independent auditor for the fiscal year ending December 31, 2008.

  3.
  To approve an amendment and restatement of the Scientific Games Corporation 2003 Incentive Compensation Plan that would, among other things, increase the number of shares available for awards by three million shares.

  4.
  To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof.

      Only stockholders of record at the close of business on April 15, 2008 are entitled to receive notice of and to vote at the meeting and any adjournment thereof. A list of the holders will be open to the examination of stockholders for ten days prior to the date of the meeting, between the hours of 9:00 a.m. and 5:00 p.m., at the office of the Secretary of the Company at 750 Lexington Avenue, 25th Floor, New York, New York, and will be available for inspection at the meeting itself.

      Whether you plan to be personally present at the meeting or not, we encourage you to submit your vote by proxy as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on June 10, 2008:

The Proxy Statement and 2007 Annual Report are available
through the Investor Information link on our website at
www.scientificgames.com or through www.proxyvote.com

                      By Order of the Board of Directors

                      Ira H. Raphaelson
                       Vice President, General Counsel and Secretary

Dated: April 29, 2008

TABLE OF CONTENTS

General Information	1
Proposal 1: Election of Directors	3
Nominees for Election	3
Information about the Board of Directors and Committees	5
Director Compensation	8
Section 16(a) Beneficial Ownership Reporting Compliance	11
Security Ownership	12
Executive Compensation	14
Compensation Discussion and Analysis	14
Compensation Committee Report	22
Summary Compensation Table	23
Grants of Plan-Based Awards for Fiscal Year 2007	24
Outstanding Equity Awards at Fiscal Year-End	25
Option Exercises and Stock Vested for Fiscal Year 2007	26
Non-Qualified Deferred Compensation	26
Potential Payments Upon Termination or Change in Control	29
Amendments to Employment Agreements	37
Certain Relationships and Related Person Transactions	38
Report of the Audit Committee	39
Fees Paid to Independent Auditor	39
Proposal 2: Ratification of Appointment of Independent Auditor	40
Proposal 3: Approval of Amended and Restated 2003 Incentive Compensation Plan	41
Other Matters	52
Stockholder Proposals for Next Annual Meeting	52
Appendix A: Scientific Games Corporation 2003 Incentive Compensation Plan As Amended and Restated	A-1

i

SCIENTIFIC GAMES CORPORATION
750 Lexington Avenue, 25th Floor
New York, New York 10022

PROXY STATEMENT

GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Scientific Games Corporation ("Scientific Games," the "Company," "we" or "us") of proxies to be voted at the Annual Meeting of Stockholders to be held on Tuesday, June 10, 2008, at 10:30 a.m. at the Metropolitan Club, 1 East 60th Street, New York, New York, and any adjournment or postponement of the meeting, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

Notice and Access to Proxy Materials

      We expect our proxy materials, including this Proxy Statement and our 2007 Annual Report, to be made available to stockholders on or about April 29, 2008 through the Investor Information link on our website at www.scientificgames.com or through www.proxyvote.com. In accordance with recently adopted rules of the Securities and Exchange Commission ("SEC"), most stockholders will not receive printed copies of these proxy materials unless they request them. Instead, most stockholders will receive by mail a "Notice Regarding the Availability of Proxy Material" that contains instructions as to how they can view our materials online, request copies be sent to them by mail or electronically by email and as to how they can vote online (the "Notice").

Stockholders Entitled to Vote

      All stockholders of record at the close of business on April 15, 2008 are entitled to vote at the meeting. At the close of business on April 15, 2008, a total of 92,588,133 shares of common stock were outstanding. Each share is entitled to one vote on all matters that properly come before the meeting.

Voting Procedures

      You can vote your shares by proxy without attending the meeting. You may vote your shares by proxy over the Internet by following the instructions provided in the Notice, or, if you receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you are voting over the Internet or by telephone, you will need to provide the control number that is printed on the Notice or proxy card that you receive.

      If you are the record holder of your shares, you may also vote your shares in person at the meeting. If you are not the record holder of your shares (i.e., they are held in "street" name by a broker, bank or other nominee), you must first obtain a proxy issued in your name from the record holder giving you the right to vote the shares at the meeting.

Voting of Proxies

      All valid proxies received prior to the meeting will be voted in accordance with the instructions specified by the stockholder. If a proxy card is returned without instructions, the persons named as proxy holders on your proxy card will vote in accordance with the recommendations of the Board, which are as follows:

•
FOR election of the nominated directors (Proposal 1);

•
FOR ratification of the appointment of the independent auditor (Proposal 2); and

•
FOR approval of the amended and restated Scientific Games Corporation 2003 Incentive Compensation Plan (Proposal 3).

      With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

Changing Your Vote

      A proxy may be revoked at any time prior to its being voted by delivering written notice to the Secretary of the Company, by delivering a properly executed later-dated proxy (including over the Internet or by telephone), or by voting in person at the meeting.

Quorum

      The presence, in person or by proxy, of the stockholders of a majority of the shares entitled to vote at the meeting constitutes a quorum for the transaction of business.

Vote Required

      Assuming a quorum is present, directors will be elected by a plurality of the votes cast in person or by proxy at the meeting.

      The proposal to ratify the appointment of the independent auditor requires the affirmative vote of a majority of the votes cast in person or by proxy at the meeting.

      The proposal to approve the amended and restated Scientific Games Corporation 2003 Incentive Compensation Plan requires the affirmative vote of a majority of the votes cast in person or by proxy at the meeting.

Effect of Abstentions

      If you vote "abstain" (rather than vote "for" or "against") with respect to a proposal, your shares will count as present for purposes of determining whether a quorum is present but will have the effect of a negative vote on matters other than the election of directors.

Effect of Broker Non-Votes

      If any broker "non-votes" occur at the meeting with respect to your shares, the broker "non-votes" will count for purposes of determining whether a quorum is present but not for purposes of determining the number of votes cast with respect to a particular proposal. A broker "non-vote" occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power on that item and has not received instructions from the owner. Brokers have discretionary voting power under the rules governing brokers to vote without instructions from the beneficial owner on certain "routine" items such as the election of directors and the ratification of the appointment of the independent auditor (Proposals 1 and 2) and, accordingly, your shares may be voted by your broker on Proposals 1 and 2.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election

      The Board of Directors has nominated for election to the Board the nine persons named below to serve for a one-year term and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Four of the nominees, Messrs. Ronald O. Perelman, Barry F. Schwartz, Gerald J. Ford and J. Robert Kerrey, were designated for election to the Board by MacAndrews & Forbes Holdings Inc., our largest stockholder, pursuant to its rights under a stockholders' agreement with us (discussed more fully below). All of the nominees are presently directors of the Company.

      The Board recommends that you vote in favor of the election of each of the nominees named below as directors of the Company for the ensuing year, and the persons named as proxies in the enclosed proxy will vote the proxies received by them for the election of each of the nominees unless otherwise specified on those proxies. All of the nominees have indicated a willingness to serve as directors, but if any nominee becomes unavailable to serve before the election, proxies may be voted for a substitute nominee selected by the Board.

      The name, age, business experience and certain other information regarding each of the nominees for director are set forth below.

Name	Age	Position with the Company	Director Since
A. Lorne Weil	62	Chairman and Chief Executive Officer(1)	1989
Peter A. Cohen	61	Director and Vice Chairman	2000
Gerald J. Ford	63	Director	2005
J. Robert Kerrey	64	Director	2008
Ronald O. Perelman	65	Director	2003
Michael J. Regan	66	Director	2006
Barry F. Schwartz	59	Director	2003
Eric M. Turner	52	Director	2002
Joseph R. Wright, Jr.	69	Director and Vice Chairman(1)	2004

(1)
On April 29, 2008, we announced that Mr. Weil had advised us that he would be relinquishing the role of Chief Executive Officer effective January 1, 2009 but continue to serve as Chairman through at least 2011. We also announced that Mr. Wright will become Vice Chairman effective May 1, 2008 and succeed Mr. Weil as Chief Executive Officer effective January 1, 2009, as discussed more fully below under the section titled "Director Compensation."

      A. Lorne Weil has been Chairman of our Board since October 1991 and our Chief Executive Officer since April 1992. Mr. Weil also served as our President from August 1997 to June 2005. Mr. Weil was President of Lorne Weil, Inc., a firm providing strategic planning and corporate development services to high technology industries, from 1979 to November 1992. Previously, Mr. Weil was Vice President of Corporate Development at General Instrument Corporation, working with wagering and cable systems.

      Peter A. Cohen has been Vice Chairman of our Board since February 2003. Mr. Cohen is a founding partner and principal of Ramius Capital Group, LLC, a private investment management firm formed in 1994. From November 1992 to May 1994, Mr. Cohen was Vice Chairman and a director of Republic New York Corporation, as well as a member of its executive management committee. Mr. Cohen was also Chairman of Republic's subsidiary, Republic New York Securities Corporation. Mr. Cohen was Chairman of the Board and Chief Executive Officer of Shearson Lehman Brothers from 1983 to 1990. Mr. Cohen is a director of L-3 Communications Holdings, Inc.

      Gerald J. Ford has been a financial institutions entrepreneur and private investor involved in numerous mergers and acquisitions of private and public sector financial institutions over the past 30 years. Mr. Ford served as Chairman of the Board and Chief Executive Officer of Golden State Bancorp Inc. from September 1998 until its merger with Citigroup Inc. in November 2002. Mr. Ford is Chairman of the Board of First Acceptance Corporation and a director of Freeport-McMoRan Copper & Gold Inc., McMoRan Exploration Co. and Hilltop Holdings Inc. (formerly Affordable Residential Communities, Inc.).

      J. Robert Kerrey has served as the President of The New School in New York City since January 2001. From 1988 to 2000, he served as United States Senator from Nebraska. During that period, he was a member of numerous congressionally-chartered commissions and Senate committees, including the Senate Finance and Appropriations Committees and the Senate Select Committee on Intelligence. Prior to that time, he served as Governor of Nebraska from 1982 to 1987. Mr. Kerrey is a director of Jones Apparel Group, Inc., Tenet Healthcare Corporation and Genworth Financial, Inc.

      Ronald O. Perelman has been Chairman of the Board and Chief Executive Officer of MacAndrews & Forbes Holdings Inc., a diversified holding company, and various affiliates since 1980. Mr. Perelman is also Chairman of the Board of M & F Worldwide Corp., Revlon Consumer Products Corporation and Revlon, Inc. Mr. Perelman is a member of the Board of Managers of Allied Security Holdings LLC.

      Michael J. Regan is a former Vice Chairman and Chief Administrative Officer of KPMG LLP and was the lead audit partner for many Fortune 500 companies during his 40-year tenure with KPMG. Mr. Regan is a member of the Board of Managers of Allied Security Holdings LLC and a director of Citadel Broadcasting Corporation.

      Barry F. Schwartz has been Executive Vice Chairman and Chief Administrative Officer of MacAndrews & Forbes Holdings, Inc. and various affiliates since October 2007. Prior to that, he was Executive Vice President and General Counsel of MacAndrews & Forbes and various affiliates since 1993 and was Senior Vice President of MacAndrews & Forbes and various affiliates from 1989 to 1993. Mr. Schwartz has also served as President and Chief Executive Officer of M & F Worldwide Corp. since September 2007. Mr. Schwartz is also a director (or member of the Board of Managers, as applicable) of Allied Security Holdings LLC, Harland Clarke Holdings Corp., Revlon Consumer Products Corporation and Revlon, Inc.

      Eric M. Turner has been an independent management consultant and advisor since 2003. Mr. Turner served as Senior Vice President of State Street Corporation, a financial services company, from 1996 to 2003. Mr. Turner was the executive director of the Massachusetts State Lottery Commission from 1992 to 1995. During his time at the Lottery Commission, Mr. Turner was elected to positions of Treasurer and Secretary of the North American Association of State and Provincial Lotteries, a professional association of North American lotteries. In 1991, Mr. Turner served as Deputy Treasurer of the Commonwealth of Massachusetts. Prior to that time, he was employed with Drexel Burnham Lambert for approximately six years, last serving as Corporate Vice President, Municipal Finance Department, from 1989 to 1990.

      Joseph R. Wright, Jr. will become our Vice Chairman effective as of May 1, 2008. From July 2006 through April 2008, he served as Chairman of Intelsat, Ltd., the world's largest provider of satellite services, and he served as Chief Executive Officer of PanAmSat Corporation from August 2001 until it was combined with Intelsat in July 2006. Mr. Wright was the Chairman of GRC International, Inc. from 1996 to March 2000. He was Executive Vice President and Vice Chairman of W.R. Grace & Co. from 1989 to 1994. Mr. Wright was a member of President Reagan's Cabinet as Director of the White House Office of Management and Budget (OMB) from 1988 to 1989 and was Deputy Director of OMB from 1982 to 1988. Mr. Wright is a director of Terremark Worldwide, Inc. and Federal Signal Corporation.

Designees of MacAndrews & Forbes Holdings Inc.

      Messrs. Perelman, Schwartz, Ford and Kerrey were designated for election to the Board by MacAndrews & Forbes Holdings Inc. pursuant to its rights under a stockholders' agreement with us dated September 6, 2000, as supplemented by an agreement dated June 26, 2002, a letter agreement dated October 10, 2003 and a letter agreement dated February 15, 2007. The stockholders' agreement was originally entered into with holders of our Series A Convertible Preferred Stock in connection with the initial issuance of such Preferred Stock and provides for, among other things, the right of the holders to designate up to four members of our Board based on their ownership of Preferred Stock or the common stock issued upon conversion thereof. All of the Preferred Stock was converted into common stock in August 2004. MacAndrews & Forbes, which owned approximately 92% of the Preferred Stock prior to conversion and approximately 25% of our outstanding common stock following conversion, has the right to designate up to four directors based on its level of share ownership. The percentages that must be maintained in order to designate directors are as follows: (a) 20% to designate four directors; (b) 16% to designate three directors; (c) 9% to designate two directors; and (d) 4.6% to designate one director. Such percentages, in each case, are to be determined based on our fully diluted common stock subject to certain exclusions of common stock or other securities that may be issued in the future.

THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NINE NOMINEES

Information about the Board of Directors and Committees

      Director Independence.    The Board adopted Director Independence Guidelines as a basis for determining that individual directors are independent under the standards of the Nasdaq Stock Market. This determination, to be made annually, helps assure the quality of the Board's oversight of management and reduces the possibility of damaging conflicts of interest. Under these standards, a director will not qualify as independent if:

  (1)
  the director has been employed by the Company (or any subsidiary) at any time within the past three years;

  (2)
  the director has an immediate family member who has been employed as an executive officer of the Company (or any subsidiary) at any time within the past three years;

  (3)
  the director or an immediate family member of the director has accepted any compensation from the Company (or any subsidiary) in excess of $100,000 during any period of 12 consecutive months within the past three years other than (a) for Board or Board committee service, (b) in the case of the family member, as compensation for employment other than as an executive officer or (c) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

  (4)
  the director or an immediate family member of the director is a partner, controlling shareholder or executive officer of an organization which made payments to, or received payments from, the Company for property or services in the current or in any of the past three years that exceed the greater of 5% of the recipient's consolidated gross revenues or $200,000, other than (a) payments arising solely from investments in the Company's securities or (b) payments under non-discretionary charitable contribution matching programs;

  (5)
  the director or an immediate family member of the director is employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

  (6)
  the director or an immediate family member of the director is a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years.

      In applying these standards, the Board determined that each of the eight non-employee directors qualify as independent directors and none has a business or other relationship that would interfere with the director's exercise of independent judgment. In making the determination of Mr. Wright's independence, the Board considered the Company's relationship with Intelsat, Ltd., a provider of satellite and related services to the Company under certain contracts that were entered into in the ordinary course of business prior to Mr. Wright becoming its Chairman of the Board in July 2006. The amounts received by Intelsat during 2007 were approximately $248,000 (which represents approximately 0.01% of Intelsat's 2007 consolidated revenues). The Board determined that Mr. Wright does not have a direct or indirect material interest in these arrangements and that the arrangements do not interfere with the exercise of independent judgment by Mr. Wright. The Board determined that Mr. Wright would no longer qualify as an independent director upon his expected employment by the Company.

      Two directors passed away during 2007 (Howard Gittis and Sir Brian Wolfson), each of whom had qualified as an independent director.

      The full text of the Board's Director Independence Guidelines can be accessed through the Corporate Governance link on our website at www.scientificgames.com.

      Code of Ethics.    The Board of Directors adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. The Code sets forth fundamental principles of integrity and business ethics and is intended to ensure ethical decision making in the conduct of professional responsibilities. Among the areas addressed by the Code are standards concerning conflicts of interest, confidential information and compliance with laws, regulations and policies. The full text of the Code can be accessed through the Corporate Governance link on our website at www.scientificgames.com.

      Corporate Governance Guidelines.    The Board of Directors adopted Corporate Governance Guidelines that outline the structure, role and functioning of the Board and address various governance matters including director independence, the Board selection process, length of Board service, Board meetings and executive sessions of independent directors, Board and Committee performance evaluations and management succession planning. The full text of the Guidelines can be accessed through the Corporate Governance link on our website at www.scientificgames.com.

      Lead Director Role.    The Board has designated Mr. Cohen, who serves as Vice Chairman of the Board and as Chairman of the Executive and Finance Committee of the Board, as the lead director to preside over executive sessions of the independent directors. The responsibilities of the lead director include facilitating communication between the independent directors and the Chairman and coordinating the activities of the independent directors. Mr. Cohen also provides assistance to the Board and the Committees of the Board in their evaluations of management's performance and he carries out other duties that the Board assigns to him from time to time in areas of governance and oversight.

      Board Meetings.    The Board of Directors held a total of eight meetings during 2007 including four executive sessions at which no members of management were present. During 2007, all directors attended at least 75% of the total number of meetings of the Board and Committees of the Board on which they served during their term on such Committees.

      Board Committees.    The Board of Directors has five Committees: the Audit Committee; the Compensation Committee; the Compliance Committee; the Executive and Finance Committee; and the Nominating and Corporate Governance Committee. All Committees are comprised solely of independent directors with the exception of the Executive and Finance Committee. The Board has approved charters for every Board Committee, which can be accessed through the Corporate Governance link on our website at www.scientificgames.com. The current membership for each Committee is as follows:

Audit Committee	Compensation Committee(1)	Compliance Committee	Executive and Finance Committee	Nominating and Corporate Governance Committee(1)
Michael J. Regan (Chair)	Peter A. Cohen (Chair)	Barry F. Schwartz (Chair)	Peter A. Cohen (Chair)	Gerald J. Ford (Chair)
Barry F. Schwartz	J. Robert Kerrey	Gerald J. Ford	Ronald O. Perelman	J. Robert Kerrey
Eric M. Turner	Barry F. Schwartz	Eric M. Turner	A. Lorne Weil	Michael J. Regan

(1)
Mr. Wright ceased serving on the Compensation and Nominating and Corporate Governance Committees at the end of April 2008 in anticipation of his employment by the Company. At that time, Messrs. Kerrey and Schwartz joined the Compensation Committee (replacing Messrs. Wright and Turner), Mr. Regan joined the Nominating and Corporate Governance Committee and Mr. Ford became Chairman of the Nominating and Corporate Governance Committee (replacing Mr. Wright).

      Audit Committee.    The Audit Committee is responsible for hiring the Company's independent auditor and for overseeing the accounting, auditing and financial reporting processes of the Company. In the course of performing its functions, the Audit Committee reviews, with management and the independent auditor, the Company's internal accounting controls, the annual financial statements, the report and recommendations of the independent auditor, the scope of the audit, and the qualifications and independence of the auditor. The Board has determined that each member of the Audit Committee is independent under the listing standards of the Nasdaq Stock Market and that Mr. Regan qualifies as an "audit committee financial expert" under the rules of the SEC. The Audit Committee held seven meetings during 2007.

      Compensation Committee.    The Compensation Committee sets the compensation of the Chief Executive Officer and other senior executives of the Company, administers the equity incentive plans and executive compensation programs of the Company, determines eligibility for, and awards under, such plans and programs, and makes recommendations to the Board with regard to the adoption of new employee benefit plans and equity incentive plans and with respect to the compensation program for non-employee directors. The Board has determined that each member of the Compensation Committee is independent under the listing standards of the Nasdaq Stock Market. The Compensation Committee held seven meetings during 2007.

      Compliance Committee.    The Compliance Committee is responsible for providing oversight and guidance to the Company's compliance program with respect to compliance with laws and regulations applicable to the business of the Company, including gaming laws, and with respect to compliance with the Code of Conduct by employees, officers, directors and other representatives of the Company. The Board has determined that each member of the Compliance Committee is independent under the listing standards of the Nasdaq Stock Market. The Compliance Committee held 12 meetings during 2007.

      Executive and Finance Committee.    The Executive and Finance Committee has broad authority to act on behalf of the Board in the management of the business and affairs of the Company between regular meetings of the Board and assists the Board in implementing Board policy decisions. The Executive and Finance Committee held three meetings during 2007.

      Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee is responsible for identifying individuals who are qualified to become directors, recommending nominees for membership on the Board and on committees of the Board, reviewing and recommending corporate governance principles, procedures and practices and overseeing the annual self-assessment of the Board and its committees. The Board has determined that each member of the Committee is independent under the listing standards of the Nasdaq Stock Market. The Committee held five meetings during 2007.

      The Nominating and Corporate Governance Committee does not have a set of minimum, specific qualifications that must be met by a candidate for director and will consider individuals suggested as candidates by stockholders. A stockholder wishing to propose a nominee for director should submit a recommendation in writing to the Company's Secretary at least 120 days before the mailing date for proxy material applicable to the annual meeting for which such nomination is proposed for submission, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. The Committee will review the candidate's background, experience and abilities, and the contributions the candidate can be expected to make to the collective functioning of the Board and the needs of the Board at the time. In prior years, candidates have been identified through recommendations made by directors, the Chief Executive Officer and other third parties. The Committee anticipates that it would use these sources as well as stockholder recommendations to identify candidates in the future.

      Stockholder Communications with Directors.    Stockholders may communicate with the Board of Directors or an individual director by sending a letter to the Board or to a director's attention care of the Secretary of the Company at Scientific Games Corporation, 750 Lexington Avenue, 25th Floor, New York, New York, 10022. The Secretary will open, log and deliver all such correspondence (other than advertisements, solicitations or communications that contain offensive or abusive content) to directors on a periodic basis, generally in advance of each Board meeting.

      Attendance at Stockholders' Meetings.    The Company encourages directors to attend the annual stockholders' meeting. Last year, six of the nine directors then serving on the Board attended the annual meeting.

Director Compensation

      The compensation program for non-employee directors consists of cash retainers, meeting fees and stock awards. Directors receive annual retainers of $50,000, meeting fees of $2,000 for each Board and Committee meeting attended (except that the Executive and Finance Committee does not carry meeting fees) and awards of restricted stock units at the beginning of each year having a grant date value of $110,000 and a five-year vesting schedule (provided the director satisfied the Board's attendance requirements discussed below). In addition, directors who chair a Committee receive additional annual retainers in the amount of $10,000 except that the Audit Committee Chair receives $20,000 and Mr. Cohen receives $250,000 for his service as Vice Chairman of the Board (he does not receive an additional retainer for his service as Chair of the Executive and Finance Committee or Chair of the Compensation Committee). New directors receive stock options for 50,000 shares upon joining the Board which have a five-year vesting schedule and an exercise price equal to the fair market value of our common stock at the time of grant. Awards of stock options and restricted stock units are subject to forfeiture if a director leaves the Board prior to the scheduled vesting date except that such awards would accelerate in full upon a director's death or disability. Directors who are employed by the Company do not receive any additional compensation for their services as a director.

      The Board imposes a minimum meeting attendance requirement in connection with the annual awards of restricted stock units such that only directors who have attended at least 75% of the total number of meetings held by the Board and Committees on which they served in the prior year are eligible to receive an award, except that a new director with less than six months of service in the prior year is not subject to such threshold with respect to the first grant made after becoming a director. All directors satisfied the attendance requirements applicable for the 2007 awards (other than Mr. Kerrey, who joined the Board effective January 1, 2008 and as to whom the 2007 attendance requirement did not apply).

      Directors can elect to defer their cash compensation into a non-qualified deferred compensation plan throughout their tenure on the Board or for certain specified deferral periods. The amounts deferred under the plan are measured by investment options that the participants may select from a variety of mutual funds of various investment categories offered under the plan. The plan for director deferrals is operated in conjunction with the deferred compensation plan for executives discussed below. The Company does not guarantee any minimum return on investments and participants receive their deferrals and related earnings following the end of the specified deferral period or earlier if they leave the Board.

      The table below shows the compensation paid to non-employee directors for 2007.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Peter A. Cohen	318,000	422,098	137,315	—	877,413
Gerald J. Ford	90,000	43,862	143,566	—	277,428
Howard Gittis(4)	73,000	208,193	58,919	—	340,112
Ronald O. Perelman	66,000	53,866	58,919	—	178,785
Michael J. Regan	100,000	21,864	132,500	—	254,364
Barry F. Schwartz	112,000	53,866	58,919	—	224,785
Eric M. Turner	110,000	53,866	—	—	163,866
Brian G. Wolfson(4)	32,833	208,193	32,931	—	273,957
Joseph R. Wright, Jr.	98,000	53,866	143,621	—	295,487

(1)
Reflects cash retainers and meeting fees earned by directors for services provided during 2007.

(2)
Reflects the compensation cost recognized by us for financial statement reporting purposes in 2007 for grants of restricted stock awarded to directors in 2007 and prior years. The cost was computed in accordance with Statement of Financial Accounting Standards No. 123R, which is based on the fair value of the award at the time of grant. The fair value for the awards was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. For a discussion of valuation assumptions, see Note 13 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2007.

(3)
Reflects the compensation cost recognized by us for financial statement reporting purposes in 2007 for grants of stock options awarded to directors in 2007 and prior years. The cost was computed in accordance with Statement of Financial Accounting Standards No. 123R, which is based on the fair value of the award at the time of grant using a Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 13 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2007.

(4)
Messrs. Gittis and Wolfson passed away during 2007. The fees shown as earned by them for 2007 reflect payment of retainers through the month of their death and the amounts shown as stock awards and option awards for them reflect the acceleration of the unvested portion of their awards as of the date of their death.

      The table below shows the aggregate number of stock options and restricted stock units held by non-employee directors as of December 31, 2007.

Name	Stock Options (in shares)	Restricted Stock Units
Peter A. Cohen	100,000	60,832
Gerald J. Ford	50,000	6,815
Ronald O. Perelman	50,000	7,232
Michael J. Regan	50,000	3,612
Barry F. Schwartz	50,000	7,232
Eric M. Turner	—	7,232
Joseph R. Wright, Jr.	50,000	7,232

      All stock options shown above were awarded with a ten-year term and an exercise price equal to the fair market value of our common stock on the date of grant. No stock options were awarded during 2007. The grants made during 2007 consisted of formula awards of 3,612 restricted stock units on the first business day of the year having a fair value at grant of $109,985. These awards have a five-year vesting schedule, with one-fifth vesting on each of the first five anniversaries of the date of grant, and the compensation cost will be expensed over the vesting period.

Compensation Arrangement with Mr. Wright

      The Company expects to enter into an employment agreement with Mr. Wright, which will have a term ending December 31, 2011 (subject to extension for an additional year at the end of the term and each anniversary thereof unless notice of non-renewal is given at least 90 days prior to the scheduled expiration date). Under the agreement, Mr. Wright will become executive Vice Chairman of the Board of Directors of the Company effective May 1, 2008 and he will succeed Mr. Weil as the Chief Executive Officer of the Company effective January 1, 2009.

      Under the agreement, Mr. Wright will receive an annual base salary of $1 million (pro rated for 2008), which will increase to $1.25 million for 2009 and $1.5 million for 2010. Mr. Wright will also have the opportunity to earn up to 100% of his base salary as incentive compensation upon achievement of target level performance goals for a given year and the opportunity to earn up to 200% of his base salary upon achievement of maximum performance goals for a given year, provided that he will receive a minimum of $666,667 for 2008 (100% of his pro rata base salary) and $500,000 for 2009 as incentive compensation.

      The Company awarded sign-on equity awards to Mr. Wright on April 15, 2008 in contemplation of his employment consisting of (i) 500,000 options with an exercise price of $25.69 per share (representing the market value of our stock on the date of grant) and a ten-year term and (ii) 220,000 restricted stock units, which awards have a four-year vesting schedule (one-quarter vesting on each of the first four anniversaries of the grant date). The awards are subject to forfeiture in the event that Mr. Wright fails to execute an employment agreement with the Company or to the extent the Company's stockholders do not approve an amendment to the 2003 Incentive Compensation Plan or a new equity compensation plan that provides for a sufficient increase in the number of shares of our common stock available for these grants by the applicable vesting date (in the case of restricted stock units) or the date of exercise (in the case of options). In addition, beginning in 2009, Mr. Wright will be entitled to receive annual long-term incentive awards (payable in the form of equity or cash) in the discretion of the Compensation Committee (but commensurate with his position as Chief Executive Officer) in accordance with the Company's applicable plans and programs for senior executives of the Company, provided that he will receive a minimum of 50,000 options and 50,000 restricted stock units in each of 2009 and 2010, which will vest in four equal installments on each of the first four anniversaries of the date of grant. The 2009 and 2010 equity awards are also subject to the approval of the Company's stockholders of an amendment to the 2003 Incentive Compensation Plan (or a new equity compensation plan) that provides for a sufficient increase in the number of shares of common stock of the Company available for these awards. If such shares are not available, Mr. Wright would instead receive cash-based awards that provide him with equivalent value of the equity awards.

      Mr. Wright will be entitled to participate in all perquisites programs that are made generally available to the Company's other senior executives (subject to the Company's right to at any time amend or terminate any such plan or program). Mr. Wright will have use of the Company's fractional ownership aircraft for personal use that does not interfere with business use, and will reimburse the Company for such personal use based on the Company's out-of-pocket costs and as otherwise provided in the agreement. The Company will provide Mr. Wright with the use of an automobile and driver.

      If Mr. Wright's employment is terminated by the Company without "cause" (which, for this purpose, includes the Company's election not to extend the term) or by Mr. Wright for "good reason" (as such terms will be defined in the agreement), then, among other things, he would be entitled to receive: (i) a pro rata portion of the bonus for the then-current fiscal year that would have been payable to Mr. Wright had he remained employed during the entire year; (ii) an amount equal to two and one-half (2.5) times the sum of his base salary and target bonus for the year of termination; (iii) full vesting of his equity awards, which in the case of options would remain exercisable until their scheduled expiration dates; and (iv) reimbursement of monthly COBRA premiums for up to 18 months if Mr. Wright elects to continue medical coverage under the Company's group health plan in accordance with COBRA. If Mr. Wright's employment is terminated by the Company without "cause" or by him for "good reason" in connection with a "change in control" (as such term will be defined in the agreement), he would be entitled to receive the benefits described in the preceding sentence, except that the amount described in clause (ii) above would be equal to three (3) times the sum of his base salary and target bonus for the year of termination. In the event of Mr. Wright's death or if he is terminated by reason of "total disability" (as such term will be defined in the agreement), he would be entitled to receive, among other things, a pro rata portion of his bonus for the then-current fiscal year and an amount equal to the sum of his base salary and target bonus for such year. In addition, if Mr. Wright resigns his employment on or after the third anniversary of the agreement (May 1, 2011), he would receive an acceleration of the vesting of his sign-on equity awards and the minimum equity awards described above (which in the case of options, would remain exercisable until their scheduled expiration dates).

      Mr. Wright's employment agreement also contains, among other things, covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 24 months after termination.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in their ownership with the SEC. Based on a review of the copies of the reports that our directors, officers and ten percent holders filed with the SEC and on the representations made by such persons, we believe all applicable filing requirements were met during fiscal 2007 except that an amendment to a Form 3 was filed by Peter A. Cohen, one of our directors, to report the indirect beneficial ownership of shares held by three trusts that was inadvertently omitted in the original report and amendments to two Form 4s were filed by Mr. Cohen to report two dispositions by each of these three trusts that were inadvertently omitted in the original reports.

SECURITY OWNERSHIP

      The following table sets forth certain information as of March 31, 2008 as to the security ownership of each person known to us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, each of our directors, each of our named executive officers, and all of our directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.

	Shares of Common Stock
	Number(1)		Percent(1)
MacAndrews & Forbes Holdings Inc. 35 East 62nd Street New York, NY 10065	25,985,737	(2)	28.07%
RS Investment Management Co. LLC 388 Market Street San Francisco, CA 94111	11,363,020	(3)	12.27%
Baron Capital Management, Inc. 767 Fifth Avenue New York, NY 10153	5,286,060	(4)	5.71%
A. Lorne Weil	2,214,335	(5)	2.35%
Peter A. Cohen	1,399,919	(6)	1.51%
Gerald J. Ford	127,323		*
J. Robert Kerrey	—		—
Ronald O. Perelman	26,041,092	(7)	28.11%
Michael J. Regan	20,722		*
Barry F. Schwartz	60,355		*
Eric M. Turner	1,940	(8)	*
Joseph R. Wright, Jr.	41,074		*
DeWayne E. Laird	83,051		*
Michael R. Chambrello	271,049		*
Ira H. Raphaelson	112,793		*
Steven M. Saferin	13,574		*
William J. Huntley(9)	77,025		*
All directors and executive officers as a group (consisting of 17 persons)	30,653,052	(10)	32.21%

*
Represents less than 1% of the outstanding shares of common stock.

(1)
In accordance with SEC rules, this column includes shares that a person has a right to acquire within 60 days of March 31, 2008 through the exercise or conversion of stock options, restricted stock units or other securities. Such securities are deemed to be outstanding for the purpose of calculating the percentage of outstanding securities owned by such person but are not deemed to be outstanding for the purpose of calculating the percentage owned by any other person. The securities reported for the directors and named executive officers listed in the table above include shares subject to the following awards as to which the equivalent number of underlying shares may be acquired through exercise or conversion within 60 days of March 31, 2008:

  Mr. Weil, 1,747,433 options; Mr. Cohen, 25,000 options; Mr. Ford, 25,000 options; Mr. Perelman, 50,000 options; Mr. Regan, 20,000 options; Mr. Schwartz, 50,000 options; Mr. Wright, 37,500 options; Mr. Laird, 54,603 options and 12,000 restricted stock units; Mr. Chambrello, 225,375 options; Mr. Raphaelson, 84,534 options; Mr. Saferin, 13,574 options; and Mr. Huntley, 55,227 options.

(2)
Consists of 70,647 shares held by MacAndrews & Forbes Holdings Inc. and 25,915,090 shares held by SGMS Acquisition Corporation, a holding company owned by MacAndrews & Forbes Holdings Inc., whose chairman, chief executive officer and sole stockholder is Mr. Perelman, with respect to which 24,887,500 of the shares are subject to pledge agreements. A Schedule 13D was jointly filed with the SEC by MacAndrews & Forbes Holdings Inc. and SGMS Acquisition Corporation on November 26, 2003, and amended, most recently, on February 16, 2007 and a Form 4 was most recently filed with the SEC by Mr. Perelman on January 4, 2008.

(3)
Based on an amendment to a Schedule 13G jointly filed with the SEC on February 8, 2008 by RS Investment Management Co. LLC, a registered investment adviser, and its parent companies, Guardian Investor Services LLC, a registered investment adviser, and Guardian Life Insurance Company of America, a life insurance company.

(4)
Based on a Schedule 13G jointly filed with the SEC on February 14, 2008 by BAMCO, Inc. and Baron Capital Management, Inc., registered investment advisors, their parent company, Baron Capital Group, Inc., and Ronald Baron, who owns a controlling interest in Baron Capital Group, Inc.

(5)
Includes 214,505 shares held for Mr. Weil's deferred compensation account by a grantor trust established in connection with the Company's deferred compensation plan and 125,600 shares subject to a pledge agreement. Mr. Weil's reported holdings do not include 357,299 shares held in family trusts for which he does not serve as trustee and disclaims beneficial ownership.

(6)
Includes 5,900 shares held by members of Mr. Cohen's immediate family, 15,000 shares held by trusts for members of his immediate family for which Mr. Cohen serves as co-trustee, 1,100,000 shares held by entities of which Ramius LLC (or an affiliate) acts as an investment advisor and 74,825 shares held by third party accounts managed by Ramius Securities LLC. Mr. Cohen is one of four managing members of C4S & Co., LLC, the sole managing member of Ramius, LLC. Mr. Cohen disclaims beneficial ownership of the securities held by affiliates of Ramius LLC and the third party accounts except to the extent of his pecuniary interest therein.

(7)
Includes the 25,985,737 shares reported in footnote 2 above which may be deemed to be beneficially owned by Mr. Perelman, the chairman, chief executive officer and sole stockholder of MacAndrews & Forbes Holdings Inc. Mr. Perelman's address is 35 East 62nd Street, New York, NY 10065.

(8)
These shares are pledged under the terms of a margin account.

(9)
Mr. Huntley was among the "named executive officers" for 2007 but is no longer an executive officer.

(10)
Includes 2,553,600 shares issuable upon exercise of stock options and 16,000 shares issuable upon vesting of restricted stock units.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Oversight of Executive Compensation Program

      Scientific Games' executive compensation program is administered by the Compensation Committee of the Board of Directors, which is referred to in this section as the "Committee." The Committee is responsible for determining the compensation of the Company's Chief Executive Officer and other executive officers of the Company and for overseeing the Company's executive compensation and benefits programs. The Committee works directly with our Chief Human Resources Officer on the compensation program and receives recommendations from the Chief Executive Officer on compensation for other executive officers.

      There are currently nine executive officers of Scientific Games and these individuals have a broad array of responsibilities and authority in the Company. The six individuals identified in the Summary Compensation Table below, including the Chief Executive Officer and the Chief Financial Officer, are collectively referred to in this Proxy Statement as the "named executive officers."

Compensation Objectives

      The objectives of the executive compensation program are to attract and retain executive talent, to foster excellent performance by executives whose contributions drive the success of the Company and to create value for shareholders. The program is structured to provide a compensation package that is competitive with the marketplace, offers rewards to executives based on Company and individual performance, encourages career service and aligns the interests of management and stockholders through incentives that encourage annual and long-term results.

Components of Compensation Program

      The principal components of the Company's compensation program consist of base salaries, annual performance-based incentive compensation, long-term incentive compensation and employment agreements that include severance and change of control arrangements.

      The following is a description of the Company's compensation elements and the objectives they are designed to support:

Element of Compensation	Rationale	Linkage to Compensation Objectives
Base Salary	Provide fixed level of compensation	Attract and retain executive talent
Annual Incentive Compensation (cash bonuses)
Combined with salary, the target level of annual incentive compensation provides a market-competitive total cash opportunity

	Actual annual incentive compensation payout depends on Company and individual performance	Foster excellent business performance Align executive and stockholder interests by linking compensation to the annual performance of the Company Attract and retain executive talent
Long-Term Incentive Compensation (stock options and performance-conditioned restricted stock units)
Target level of long-term incentive compensation provides a market-competitive equity opportunity

Vesting of performance-conditioned restricted stock units subject to Company meeting financial performance criteria
Align executive and stockholder interests by linking portion of compensation to long-term Company performance

Foster excellent business performance

Attract and retain executive talent

Encourage career service

Element of Compensation	Rationale	Linkage to Compensation Objectives
Employment Agreements with Severance and Change in Control Provisions	Severance provisions under employment agreements provide benefits to ease an employee's transition due to an unexpected employment termination by the Company due to changes in the Company's employment needs

	Change in control provisions under employment agreements and equity compensation plans encourage employees to remain focused on the best interests of the Company in the event of rumored or actual fundamental corporate changes	Attract and retain executive talent Encourage career service

      The Committee reviews the compensation of the Company's executives on an annual basis, taking into account such factors as competitive compensation levels, the Company's performance and the executive's responsibilities, experience and contributions. The Committee believes that a substantial portion of executive officer compensation should be tied to short-term and long-term Company performance. The Committee periodically reviews the Company's overall executive compensation program against competitive practices and trends with the assistance of an outside compensation consultant, and reviews and analyzes marketplace data for comparable companies provided by such consultant. A significant percentage of executive compensation is designed to be performance-based and varies from year to year based on Company and individual performance.

      The Company's compensation policies are generally consistent with respect to the named executive officers, although there are differences in the executive officers' base salary levels, bonus opportunities and equity award opportunities based on the relative responsibilities of the positions, the executive officer's relative importance to the success of the Company and, to some extent, the terms of the executive officers' employment agreements resulting from arm's-length negotiations. For example, the Chief Executive Officer has the highest base salary and bonus and equity award opportunities as a percentage of base salary because the Committee views his position and performance as the most critical to the success of the Company. Similarly, the Chief Operating Officer has the second highest base salary and bonus and equity award opportunities as a percentage of base salary because the Committee views his position and performance as the next most critical to the success of the Company. Differences in severance benefits are largely the result of different terms in employment agreements resulting from arm's-length negotiations.

Base Salary

      The salary levels of the Company's executive officers are reviewed on an annual basis in light of the competitive marketplace, the executive officer's responsibilities, experience and contributions and internal equity. Internal equity in this context means ensuring that executives in comparable positions are rewarded comparably. Executive officers are eligible for merit increases to base salary at the time of promotion or other increase in responsibilities and in recognition of individual performance. The Chief Executive Officer submits salary recommendations for each of the other named executive officers to the Committee (with input from the Chief Operating Officer with respect to those executives who directly report to the Chief Operating Officer). The Committee relies to a large extent on the Chief Executive Officer's and the Chief Operating Officer's evaluations of the performance of the other named executive officers.

      The named executive officers received salary increases effective January 1, 2007 as shown below:

Executive	Salary Increases	Effective Date	New Salary Rate
Mr. Weil	$49,650	01/01/2007	$1,549,650
Mr. Chambrello	28,301	01/01/2007	883,301
Mr. Laird	85,722	01/01/2007	625,000
Mr. Raphaelson	50,000	01/01/2007	590,000
Mr. Huntley	35,000	01/01/2007	550,000
Mr. Saferin	50,000	01/01/2007	465,000

      The increases for Messrs. Weil and Chambrello reflected an inflation adjustment of approximately 3.31%, which was provided in accordance with the terms of their employment agreements. The increase for Mr. Laird was based on the recommendation of the Chief Executive Officer in light of an assessment of his performance (including his contributions to the completion of the Company's 2006 acquisitions), the importance of his position within the Company and for retention purposes. The increase for Mr. Raphaelson was based on the recommendation of the Chief Executive Officer in light of the expansion of his responsibilities to include government affairs. The increases for Messrs. Huntley and Saferin were based on the recommendation of the Chief Executive Officer in light of the performance of their business units and for internal equity purposes.

      The Committee did not approve salary increases for the named executive officers for 2008, except that Messrs. Weil, Chambrello and Laird received an inflation adjustment of approximately 3.66% in accordance with the terms of their employment agreements.

Annual Incentive Compensation

      The Company's executive officers are eligible to receive annual cash bonuses under the Company's management incentive compensation program (MICP), which provides bonus opportunities based on the Company's overall performance relative to financial targets approved for a given fiscal year, the financial performance of individual business units of the Company for executives directly involved with the operation of those units, and an assessment of the executive's performance and contribution relative to individual goals and objectives including factors not quantitatively measurable by financial results.

      If the financial performance targets are met or exceeded, participants are eligible to receive cash bonuses based on a pre-established target percentage of their base salaries which, for senior executives, ranges from a target percentage of 50% of base salary to 100% of base salary. Actual payments for these executives can vary from 0% up to 200% of the target bonus amount based on Company and individual performance.

      The named executive officers had the following bonus opportunities under the MICP for 2007:

Executive	Threshold Bonus Opportunity (as a % of Base Salary)	Target Bonus Opportunity (as a % of Base Salary)	Maximum Bonus Opportunity (as a % of Base Salary)
Mr. Weil	50.0%	100.0%	200.0%
Mr. Chambrello	37.5%	75.0%	150.0%
Mr. Laird	33.4%	66.7%	133.4%
Mr. Raphaelson	33.4%	66.7%	133.4%
Mr. Huntley	33.4%	66.7%	133.4%
Mr. Saferin	33.4%	66.7%	133.4%

      The bonus amounts for the named executive officers are determined based on attainment of financial performance targets set for the year subject to the Committee adjusting an award based on individual performance or other factors. If the minimum financial performance targets set for the year are met, participants are eligible to receive up to 50% of their target bonus. Pro rated amounts up to the target bonus amount may be awarded for achievement between the minimum and target levels and up to two times the target bonus amount for achievement between the target and maximum levels. The target bonus opportunity for business unit executives is weighted one-half for corporate consolidated performance and one-half for business unit performance.

      For 2007, the financial performance of the Company and its business units were measured by the attainment of EBITDA targets established for the year. EBITDA was defined as net income plus income tax expense, interest expense, and depreciation and amortization expenses, net of other income and stock compensation expenses, subject to certain adjustments to exclude the impact of unusual, unplanned, non-recurring or extraordinary items or occurrences affecting the Company (such as acquisitions, certain restructuring costs or changes in law or accounting principles). The EBITDA targets set at the beginning of the year for corporate financial performance were $260.6 million as the threshold level (or $252.3 million excluding joint venture earnings), $289.3 million as the target level (or $278.8 million excluding joint venture earnings) and $317.9 million as the maximum level (or $302.2 million excluding joint venture earnings). The results were $321.4 million for the year (excluding EBITDA attributable to the acquisition of Oberthur Gaming Technologies in May 2007 and income resulting from the reversal of a warranty reserve during the fourth quarter of 2007), which exceeded the maximum level due primarily to significantly higher-than-expected earnings attributable to the Company's 20% interest in an Italian joint venture. Excluding earnings from joint ventures, the results were $280.2 million for the year, which represented 100% of the target level of performance and a pro rated portion of the maximum target representing 5.4%. The Committee determined to award bonuses based on the results excluding joint venture earnings in light of the fact that the results for the core (non-joint venture) businesses of the Company did not significantly exceed the target level. The business unit component of the bonuses for Messrs. Huntley and Saferin was based on achieving 100% and 64.5%, respectively, of the target level of performance.

      The Committee determined to award bonuses for the year based solely on the financial performance of the Company without exercising discretion to adjust an award based on individual performance or other factors. Accordingly, the Committee approved bonuses for 2007 as shown below:

Executive	2007 Award Award	Award as a % of Target Bonus	Award as a % of Salary
Mr. Weil	$1,633,958	105.4%	105.4%
Mr. Chambrello	698,518	105.4%	79.1%
Mr. Laird	439,555	105.4%	70.3%
Mr. Raphaelson	414,940	105.4%	70.3%
Mr. Huntley	386,808	105.4%	70.3%
Mr. Saferin	271,977	87.7%	58.5%

      With respect to the current year (ending December 31, 2008), the Committee determined to include free cash flow as an additional financial performance measure for current year bonuses. For this purpose, free cash flow is defined as EBITDA less cash interest expense, cash income tax expense, EBITDA from joint ventures (net of cash received from joint ventures) and capital expenditures (including capitalized software costs and capital expenditures for intangible license rights). The Committee determined to add the free cash flow performance measure in order to more closely align the executives' bonus opportunities with the Company's focus on strengthening cash flow during a difficult economic environment.

Long-Term Incentive Compensation

      The Company's executive officers receive long-term incentive awards, such as stock options and restricted stock units (RSUs), under the stockholder-approved 2003 Incentive Compensation Plan that link their compensation with the long-term performance of the Company, align their interests with stockholders and encourage career service. Each year, executives have the opportunity to receive equity awards based on a formula approved by the Committee. In December 2006, the Committee approved target equity award opportunity guidelines under which participants in the MICP would be eligible to receive a number of shares having an aggregate value equal to a designated percentage of base salary. The equity award opportunity was determined based on the participant's bonus award opportunity as shown below for the named executive officers:

Executive	Target Bonus Opportunity (Value as a % of Salary)	Equity Award Opportunity (Value as a % of Salary)
Mr. Weil	100.0%	155%
Mr. Chambrello	75.0%	120%
Mr. Laird	66.7%	95%
Mr. Raphaelson	66.7%	95%
Mr. Huntley	66.7%	95%
Mr. Saferin	66.7%	95%

      With respect to the annual equity award opportunity for 2007, the Committee determined that one-half of the value would be granted in stock options and one-half in RSUs based on the fair value of the awards at the time of grant calculated under Statement of Financial Accounting Standards No. 123R, Share-Based Payment (SFAS 123R) for financial statement reporting purposes. The awards vest over a period of five years subject, in the case of the RSUs granted to the executive group, to the satisfaction of financial performance criteria.

      In February 2007, each of the named executive officers received formula equity awards based on his equity award opportunity. The number of options and RSUs comprising the formula equity awards is set forth below:

Executive	Date of Grant	Equity Awards	Vesting Schedule
Mr. Weil	02/27/2007	97,167 options and 35,385 RSUs	5.0 years
Mr. Chambrello	02/27/2007	42,879 options and 15,615 RSUs	5.0 years
Mr. Laird	02/27/2007	24,019 options and 8,747 RSUs	5.0 years
Mr. Raphaelson	02/27/2007	22,674 options and 8,257 RSUs	5.0 years
Mr. Huntley	02/27/2007	21,137 options and 7,697 RSUs	5.0 years
Mr. Saferin	02/27/2007	17,870 options and 6,508 RSUs	5.0 years

      In addition, special or non-recurring awards were awarded during 2007 as set forth below:

Executive	Date of Grant	Equity Awards	Vesting Schedule
Mr. Weil	06/30/2007	224,719 RSUs	2.5 years
Mr. Laird	02/27/2007	35,000 RSUs	5.0 years
Mr. Raphaelson	02/27/2007	15,000 RSUs	5.0 years

      The special award for Mr. Weil was granted pursuant to the terms of his employment agreement, which provided for him to receive a number of RSUs calculated by dividing $8 million by the average closing price of the Company's common stock for the 30-day period prior to grant. These RSUs vest in three equal increments, one-third on each December 31 through the end of the term of his employment agreement on December 31, 2009, but are subject to a deferral agreement such that vested units are not expected to be issued or delivered to Mr. Weil until six months after his employment terminates. The special awards to Messrs. Laird and Raphaelson were approved by the Committee in connection with the increases to their salaries for the reasons discussed above. In addition, the vesting of Mr. Laird's award is subject to accelerated vesting in the event he retires on or after December 31, 2009.

      The formula RSUs approved for the named executive officers and the special RSUs approved for Messrs. Laird and Raphaelson were subject to achievement of 2007 financial performance criteria (of either revenue of at least $802.4 million or EBITDA of at least $260.6 million). In February 2008, the Committee determined that both targets had been achieved, resulting in the vesting of the first installment of these awards. The balance of these awards vest in 20% increments on each of the second through fifth anniversaries of the grant date, subject to service requirements.

      The value of the awards granted to the named executive officers in 2007 is shown in the "Grants of Plan-Based Awards" table below. The 2007 expense associated with awards granted to the named executive officers in 2007 and prior years is shown in the "Summary Compensation Table" below.

Supplemental Executive Retirement Plan

      As part of the Committee's continuing review of executive compensation and benefits, the Committee discontinued the Company's Supplemental Executive Retirement Plan (SERP) as of the end of 2005. Benefit accruals for the SERP's four participants were frozen at amounts calculated at the end of 2005. The amounts are fully vested and credited for interest at a rate of 4% per annum, compounded annually, from the period from December 31, 2005 through distribution. The lump sum values at the end of 2007 for the named executives who participated in the SERP were as follows:

Executive	Lump Sum Value of Residual SERP Benefit
Mr. Weil	$10.66 million
Mr. Laird	2.89 million
Mr. Huntley	4.10 million

      Additional information regarding the SERP and the amounts credited during 2007 is shown in the section below titled "Supplemental Executive Retirement Plan."

Retirement Plans

      Executive officers are eligible to participate in our 401(k) retirement plan under the same rules that apply to other employees. Under the plan, eligible employees of the Company and our U.S. subsidiaries may elect to defer a percentage of their compensation each year subject to plan limits and caps imposed by the IRS (maximum contributions of $15,500 for 2007). The Company makes matching contributions of 50 cents on the dollar for the first 6% of participant contributions (for a match of up to 3% of eligible compensation).

      We also have a non-qualified deferred compensation plan that enables executive officers and other eligible employees to defer receipt of up to 50% of their base salary and up to 100% of their cash bonus under the MICP during their employment or for certain specified minimum deferral periods. Non-employee directors may also defer their director fees and other cash compensation payable for director services under this plan. The Company does not make any matching or profit share contributions under this plan. Accounts are maintained for participants, who elect to have their deferrals mirror the performance of investment options that we may offer from time to time. Although we have established a rabbi trust to assist us in meeting our obligations under the plan, account balances under the plan are unsecured under rules of the IRS and remain part of the Company's general assets until distributed to the participants. The value of participant deferrals is based solely on the performance of the investment options that they select. The Company does not guarantee any minimum return on those investments.

      Additional information regarding the non-qualified deferred compensation plan and the amounts contributed by the named executive officers is shown in the section below titled "Non-Qualified Deferred Compensation."

Role of Compensation Consultant

      The Committee has the sole authority to select and retain outside compensation consultants or any other consultants, legal counsel or experts to provide independent advice and assistance in connection with the execution of its responsibilities. During 2007, the Committee retained Mercer Human Resource Consulting to assist in the evaluation of the Company's executive compensation program and to advise the Committee on compensation issues. In particular, Mercer assisted the Committee during 2007 by:

•
reviewing the Company's overall executive compensation program and providing observations on program design, pay philosophy, pay levels and incentive pay mix;

•
assessing the competitive position of compensation of key executives of the Company, including benchmarking compensation levels of these executives against compensation levels of executives of companies in the Company's peer groups, as described in more detail below; and

•
generally advising on the competitiveness of the compensation program for non-employee directors.

      Representatives of Mercer generally attend meetings of the Committee, are available to participate in executive sessions and also communicate directly with the Committee chairman or its members outside of meetings. Mercer reports directly to the Committee, which determines the scope of requested services and approves fee arrangements for Mercer's work.

Benchmarking

      The Committee annually reviews competitive compensation data for companies in two peer groups. The first peer group is composed of companies that are involved in the gaming industry and the second group is composed of technology companies, which we view as requiring similar management skills as the gaming industry.

      In October 2007, the Committee reviewed a report from Mercer that compared the compensation of the Company's executives with the compensation of executives of companies in the gaming and technology peer groups. The gaming peer group included Bally Technologies, Inc., International Game Technology, Multimedia Games, Inc., Pollard Banknote Limited, Progressive Gaming International Corporation and WMS Industries Inc. The technology peer group included Affiliated Computer Services, Inc., Benchmark Electronics, Inc., CTS Corporation, Cubic Corporation, EDO Corporation, Methode Electronics, Inc., MTS Systems Corporation, National Instruments Corporation, Perot Systems Corporation, Plexus Corp., SRA International, Inc., Tetra Tech, Inc. and Trimble Navigation Limited. Mercer benchmarked the compensation of the key executives of the Company to the 25th, 50th and 75th percentiles for the comparator companies. For the Company's five highest paid executives, data for the peer groups was averaged with survey data for the general and technology industries. Base salary, total cash compensation (base salary and bonus) and total direct compensation (base salary, bonus and equity) for the Company's five highest paid executives were above the 75th percentile of the comparator companies.

      In light of the relatively small number of companies in the gaming peer group described above and the fact that the companies comprising this group are generally smaller than the Company, the Committee asked Mercer to expand the gaming peer group to include casino companies and to provide updated compensation data based on the expanded gaming peer group. Mercer provided a report to the Committee that compared the compensation of the Company's five highest paid executives to the median for the companies in the expanded gaming peer group (which, in addition to the companies referred to above, included Harrah's Entertainment, Inc., MGM Mirage, Boyd Gaming Corp., Wynn Resorts Ltd., Trump Entertainment Resorts and Youbet.com Inc.). For the five highest paid executives of the Company, the elements benchmarked (base salary, total cash consideration and total direct compensation) were above the median of the comparator companies (except that in the case of one executive, total direct compensation was slightly below the median).

      The Committee uses the comparative data as a general indicator of relevant market conditions, but does not set specific benchmark targets for total executive compensation or for individual elements of the Company's executive compensation program.

Equity Grant Practices

      The Committee generally grants equity awards, including stock options and RSUs, at regularly scheduled meetings which are normally set in the prior year. The exercise price for option grants is determined by calculating the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. An award that is approved for a new hire would generally not be deemed granted until the date the employee begins employment. As an administrative convenience, the Committee has delegated to the Chief Executive Officer and to the Chief Operating Officer the authority to grant awards to new hires and other employees who are not executive officers in between Committee meetings, within designated award levels, subject to reporting to the Committee at the Committee's next scheduled meeting.

Employment Agreements; Severance and Change in Control Arrangements

      We have entered into employment agreements with our executive officers. The contracts specify duties and minimum compensation commitments. The contracts also provide for severance benefits in certain circumstances and impose restrictive covenants, which relate to, among other things, confidentiality and competition. The Committee believes that employment agreements with our executive officers are desirable as a means to attract executive talent, to encourage career service, to obtain a measure of assurance as to the executive's continued employment in light of prevailing market competition, to impose the restrictive covenants described above and, where practicable, to provide comparable severance and other terms and conditions to similarly situated executives.

      The severance protection provided under employment agreements assists the Company in attracting and retaining executives and is designed to ease an executive's transition in the event of an unexpected termination by the Company due to changes in the Company's employment needs. Severance provisions that are included in the agreements do not generally enhance an employee's current income, and therefore are generally independent of the direct compensation decisions made by the Committee from year to year.

      The employment agreements with our named executive officers generally provide for enhanced severance payments if their employment were terminated in connection with a change in control (as defined in the agreements). The Committee views these enhanced severance provisions as appropriate because they encourage executives to remain focused on the Company's business in the event of rumored or actual fundamental corporate changes, allow executives to assess potential change in control transactions objectively without regard to the potential impact on their own job security and are generally not triggered in connection with a change in control unless an executive's employment is terminated without "cause" or the executive terminates for "good reason" within certain timeframes.

      The Company has change in control provisions in its equity compensation plans such that unvested stock options and other equity awards would generally accelerate upon a change in control (as defined in the plans). These provisions apply to all plan participants. The Committee believes that these provisions are appropriate since an employee's position could be adversely affected by a change in control even if he or she is not terminated.

      For further details about the agreements with the named executive officers and the amendments we expect to enter into Messrs. Weil and Chambrello, including the severance provisions contained therein, see the sections titled "Potential Payments upon Termination or Change in Control" and "Amendments to Employment Agreements" after the Compensation Discussion and Analysis.

Factors Affecting Compensation

Tax Deductibility of Executive Compensation

      In implementing the Company's compensation programs, the Committee's general policy is to consider any significant effects of Section 162(m) of the Internal Revenue Code, which limits a public company's tax deduction for certain compensation in excess of $1 million paid to the chief executive officer and certain of the other highest paid executive officers. The Committee has taken steps so that annual bonuses as well as stock options and RSUs granted to senior executive officers will generally qualify as "performance-based" compensation, which is excluded from the $1 million deductibility cap imposed under Section 162(m). Some forms of compensation, however, such as salary and RSUs awarded without performance-based vesting conditions do not qualify for tax deductibility in amounts in excess of $1 million per year. While the Committee seeks to take advantage of favorable tax treatment in implementing the Company's executive compensation programs, the Committee will authorize compensation that does not qualify for tax deductibility if the Committee believes it is necessary or appropriate to give priority to other objectives of the Company. In the case of the RSUs awarded to Mr. Weil in June 2007 without performance-based vesting conditions as part of his sign-on bonus pursuant to the terms of his employment agreement, such award is subject to a deferral agreement that was structured to provide for deferred distribution of vested units until the resulting compensation can be fully deducted by the Company without limitation under 162(m). This deferral agreement is expected to result in Mr. Weil receiving distribution of vested units six months after his employment ends and the compensation being fully deductible by the Company during the year of distribution.

Accounting Considerations

      The Committee considers the accounting implications with respect to the executive compensation program including the estimated cost for financial reporting purposes of equity compensation under SFAS 123R.

COMPENSATION COMMITTEE REPORT

      The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company's management. Based on that review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Peter A. Cohen, Chairman Eric M. Turner(1) Joseph R. Wright, Jr.(1)

(1)
Messrs. Turner and Wright ceased being members of the Compensation Committee subsequent to the Committee's report.

Summary Compensation Table

      The table below shows the compensation of the Chief Executive Officer, the Chief Financial Officer and the three other highest paid executive officers who were serving as executive officers on December 31, 2007. The table also shows the compensation of Mr. Huntley, who was an executive officer until August 2007. These six individuals are the named executive officers for 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(4)	Total ($)
A. Lorne Weil Chairman and Chief Executive Officer	2007 2006	1,549,650 1,500,000	— —	5,618,445 1,898,710	2,157,031 1,846,714	1,633,958 1,173,837	69,561 113,865	11,028,645 6,533,126
DeWayne E. Laird Vice President and Chief Financial Officer	2007 2006	625,000 522,000	— —	1,816,564 794,976	537,444 244,247	439,555 260,872	6,750 11,000	3,425,313 1,833,095
Michael R. Chambrello President and Chief Operating Officer	2007 2006	883,301 855,000	— —	1,086,443 843,409	1,114,982 1,169,341	698,518 469,785	6,750 6,600	3,789,994 3,344,135
Ira H. Raphaelson(5) Vice President and General Counsel	2007 2006	590,000 495,000	— —	741,835 555,714	579,159 480,803	414,940 247,379	6,750 —	2,332,684 1,778,896
Steven M. Saferin Vice President and President of Properties	2007	465,000	—	229,391	442,946	271,977	6,750	1,416,064
William J. Huntley(6) Vice President	2007	550,000	—	475,012	567,903	386,808	4,923	1,984,646

(1)
The amounts in the "non-equity incentive plan compensation" column reflect the performance bonuses awarded for 2007 under our management incentive compensation program.

(2)
The amounts in the "stock awards" column reflect the compensation cost recognized by us for financial statement reporting purposes in 2007 for grants of restricted stock units awarded to the named executive officers in 2007 and prior years. The cost was computed in accordance with SFAS No. 123R, which is based on the fair value of the award at the time of grant. The fair value of the awards was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. For a discussion of valuation assumptions, see Note 13 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2007.

(3)
The amounts in the "option awards" column reflect the compensation cost recognized by us for financial statement reporting purposes in 2007 for grants of stock options awarded to the named executive officers in 2007 and prior years. The cost was computed in accordance with SFAS No. 123R, which is based on the fair value of the award at the time of grant using a Black- Scholes option pricing model. For a discussion of valuation assumptions, see Note 13 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2007.

(4)
The amounts indicated as "all other compensation" for 2007 include the following:

(a)
Employer contributions to 401(k) retirement plan: Mr. Weil, $6,750; Mr. Laird, $6,750; Mr. Chambrello, $6,750; Mr. Raphaelson, $6,750; Mr. Huntley, $4,923; and Mr. Saferin, $6,750.

(b)
Reimbursements for legal services provided to Mr. Weil in connection with his employment agreement, $19,402.

(c)
Costs attributable to Mr. Weil's personal travel using fractional ownership aircrafts, $43,409 (calculated based on Company's out-of-pocket cost for the flights less amounts reimbursed by Mr. Weil at IRS rates for his family members).

      The amounts indicated as "all other compensation" for 2006 include the following:

  (i)
  Employer contributions to 401(k) retirement plan: Mr. Weil, $11,000; Mr. Laird, $11,000; and Mr. Chambrello, $6,600.

  (ii)
  Reimbursements for legal services provided to Mr. Weil in connection with his employment agreement, $66,791.

  (iii)
  Costs attributable to Mr. Weil's personal travel using fractional ownership aircrafts, $36,074 (calculated based on Company's out-of-pocket cost for the flights less amounts reimbursed by Mr. Weil at IRS rates for his family members).

(5)
Mr. Raphaelson became employed on February 1, 2006. The compensation shown above for 2006 reflects amounts paid to him for a partial year of employment.

(6)
Mr. Huntley served as an executive officer during 2007 in his role as Vice President and President of Racing, Sports and Gaming Technology. He continues to serve as a Vice President but no longer serves as a division president.

Grants of Plan-Based Awards for Fiscal Year 2007

      The table below provides information regarding the performance bonuses, stock options and restricted stock units granted to the named executive officers during 2007.

Estimated Future Payouts Under Equity Incentive Plan Awards ($)(2)
							All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)						Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date	Compensation Committee Meeting Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)
A. Lorne Weil	— 02/27/2007 06/30/2007 02/27/2007	— 02/27/2007 08/02/2006 02/27/2007	774,825 — — —	1,549,650 — — —	3,099,300 — — —	— 35,385 — —	— — 224,719 —	— — — 97,167	— — — 33.94	— 1,200,967 7,747,188 1,334,103
DeWayne E. Laird	— 02/27/2007 02/27/2007 02/27/2007	— 02/27/2007 02/27/2007 02/27/2007	208,438 — — —	416,875 — — —	833,750 — — —	— 8,747 35,000 —	— — — —	— — — 24,019	— — — 33.94	— 296,873 1,187,900 329,781
Michael R. Chambrello	— 02/27/2007 02/27/2007	— 02/27/2007 02/27/2007	331,238 — —	662,476 — —	1,324,952 — —	— 15,615 —	— — —	— — 42,879	— — 33.94	— 529,973 588,729
Ira H. Raphaelson	— 02/27/2007 02/27/2007 02/27/2007	— 02/27/2007 02/27/2007 02/27/2007	196,765 — — —	393,530 — — —	787,060 — — —	— 8,257 15,000 —	— — — —	— — — 22,674	— — — 33.94	— 280,243 509,100 311,314
Steven M. Saferin	— 02/27/2007 02/27/2007	—02/27/2007 02/27/2007	155,078 — —	310,155 — —	620,310 — —	— 6,508 —	— — —	— — 17,870	— — 33.94	— 220,882 245,355
William J. Huntley	— 02/27/2007 02/27/2007	— 02/27/2007 02/27/2007	183,425 — —	366,850 — —	733,700 — —	— 7,697 —	— — —	— — 21,137	— — 33.94	— 261,236 290,211

(1)
The amounts shown under the column "estimated future payouts under non-equity incentive plan awards" represent the performance bonus opportunity approved for 2007 for each of the named executive officers under the management incentive compensation program. The actual amounts awarded under the program for 2007 are shown in the "Summary Compensation Table" above under the column "non-equity incentive plan compensation."

(2)
The amounts shown under the column "estimated future payouts under equity incentive plan awards" represent the annual award of restricted stock units granted under the management incentive compensation program based upon each participant's equity award opportunity for 2007 and special awards of restricted stock units to Messrs. Laird and Raphaelson. These awards vest over a period of five years subject to the satisfaction of minimum performance criteria for 2007 and, in the case of Messrs. Weil, Laird, Raphaelson, Huntley and Saferin, are subject to accelerated vesting in certain circumstances under their employment agreements. In addition, as part of the special award approved for Mr. Laird, the acceleration provisions applicable under his employment agreement were expanded with respect to this award to include acceleration upon death or retirement on or after December 31, 2009.

(3)
The amount shown under the column "all other stock awards" represents an award of restricted stock units to Mr. Weil under the terms of his employment agreement, which provided for him to receive a number of restricted stock units on June 30, 2007 calculated by dividing $8 million by the average closing price of the Company's common stock for the 30-day period prior to the grant and for vesting to occur in three equal installments, one-third on each of December 31, 2007, 2008 and 2009 subject to accelerated vesting in certain circumstances under the terms of his employment agreement. The award is subject to a deferral agreement such that vested units are not expected to be issued or delivered to Mr. Weil until six months after his employment terminates.

(4)
The amounts shown under the column "all other option awards" represent the annual award of stock options granted under the management incentive compensation program based upon each participant's equity award opportunity for 2007. The awards vest over a period of five years and, in the case of Messrs. Weil, Laird, Raphaelson, Huntley and Saferin, are subject to accelerated vesting in certain circumstances under the terms of their employment agreements.

(5)
The exercise price for these options was set at market, which was calculated by determining the average of the high and low sales prices of our common stock on the trading day immediately prior to grant.

(6)
The amounts indicated as the "grant date fair value" for the awards granted during 2007 were computed in accordance with SFAS No. 123R. In the case of the restricted stock units, the value was calculated by determining the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant. In the case of the options, the value was determined using a Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 13 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

      The table below provides information with respect to the stock options and restricted stock units held by the named executive officers as of December 31, 2007.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
A. Lorne Weil	07/08/1999 12/31/1999 01/01/2001 12/14/2001 12/12/2002 02/28/2003 06/23/2003 12/08/2003 12/09/2004 12/15/2005 09/07/2006 02/27/2007 06/30/2007	— 70,000 127,000 134,000 119,000 600,000 400,000 120,000 90,000 30,000 — — —	76,000(2) — — — — — — 30,000(3) 60,000(3) 45,000(3) — 97,167(3) —		2.625 3.50 2.95 7.10 6.16 5.13 7.96 15.96 23.15 27.68 — 33.94 —	07/07/2009 12/30/2009 12/31/2010 12/13/2011 12/11/2012 02/27/2010 06/22/2010 12/07/2013 12/08/2014 12/14/2015 — 02/26/2017 —	— — — — — — — — — 15,000 117,500 35,385 149,813	(4) (5) (6) (7)	$ $ $ $	— — — — — — — — — 498,750 3,906,875 1,176,551 4,981,282
DeWayne E. Laird	12/12/2002 12/08/2003 12/09/2004 01/10/2005 12/15/2005 05/03/2006 02/27/2007	5,000 19,200 10,400 5,000 5,200 — —	— 9,600 10,400 15,000 7,800 — 24,019	(3) (3) (3) (3) (3)	6.16 15.96 23.15 22.53 27.68 — 33.94	12/11/2012 12/07/2013 12/08/2014 01/09/2015 12/14/2015 — 02/26/2017	— — — — 2,648 48,000 43,747	(4) (8) (6)	$ $ $	— — — — 88,046 1,596,000 1,454,588
Michael R. Chambrello	07/01/2005 12/15/2005 03/03/2006 02/27/2007	200,000 16,800 — —	300,000 25,200 — 42,879	(3) (3) (3)	27.01 27.68 — 33.94	06/30/2015 12/14/2015 — 02/26/2017	— 8,438 100,001 15,615	(4) (9) (6)	$ $ $	— 280,564 3,325,033 519,199
Ira H. Raphaelson	02/01/2006 02/27/2007	40,000 —	160,000 22,674	(3) (3)	31.79 33.94	01/31/2016 02/26/2017	76,636 23,257	(10) (6)	$ $	2,548,147 773,295
Steven Saferin	12/08/2003 12/09/2004 01/10/2005 12/15/2005 02/23/2006 02/27/2007	— — — — 5,000 —	14,600 9,200 30,000 10,800 20,000 17,870	(3) (3) (3) (3) (3) (3)	15.96 23.15 22.53 27.68 31.99 33.94	12/07/2013 12/08/2014 01/09/2015 12/14/2015 02/22/2016 02/26/2017	— — — 3,502 20,000 6,508	(4) (4) (6)	$ $ $	— — — 116,442 665,000 216,391
William Huntley	12/08/2003 12/09/2004 01/10/2005 12/15/2005 02/23/2006 02/27/2007	15,600 6,800 — 9,200 10,000 —	15,600 13,600 15,000 13,800 40,000 21,137	(3) (3) (3) (3) (3) (3)	15.96 23.15 22.53 27.68 31.99 33.94	12/07/2013 12/08/2014 01/09/2015 12/14/2015 02/22/2016 02/26/2017	— — — 4,503 40,000 7,697	(4) (4) (6)	$ $ $	— — — 149,725 1,330,000 255,925

(1)
The value shown was calculated by multiplying the number of restricted stock units by the closing price of our common stock on December 31, 2007 ($33.25).

(2)
This option was awarded with a ten-year vesting schedule. The unvested balance vests in two installments, one-half on each of January 1, 2008 and 2009.

(3)
These options were awarded with a five-year vesting schedule, with one-fifth vesting on each of the first five anniversaries of the date of grant.

(4)
These restricted stock units were awarded with a five-year vesting schedule, subject to the satisfaction of minimum performance criteria for 2006. The first installment vested in February 2007 based on attainment of the performance goal, the second installment vested on the second anniversary of the date of grant and the balance will vest in three installments, one-third on each of the third through fifth anniversaries of the date of grant.

(5)
These restricted stock units were part of a grant to Mr. Weil under his employment agreement. The first installment vested on December 31, 2006, the second installment vested on December 31, 2007 and the remainder vests in two installments, one-half on each of December 31, 2008 and 2009.

(6)
These restricted stock units were awarded with a five-year vesting schedule, subject to the satisfaction of minimum performance criteria for 2007. The first installment vested in February 2008 based on attainment of the performance goal and the balance will vest in four installments, one-quarter on each of the second through fifth anniversaries of the date of grant.

(7)
These restricted stock units were part of a grant to Mr. Weil under his employment agreement. The first installment vested on December 31, 2007 and the remainder vests in two installments, one-half on each of December 31, 2008 and 2009.

(8)
These restricted stock units were awarded with a five-year vesting schedule, with one-fifth vesting on each of the first five anniversaries of the date of grant. The first installment vested in May 2007 and the balance will vest in four installments, one-quarter on each of the second through fifth anniversaries of the date of grant.

(9)
These restricted stock units were awarded to Mr. Chambrello in connection with the restructuring of the inducement stock options that he received upon joining the Company in July 2005. The first installment of these units vested in February 2007 based on attainment of the performance goals for the award, the second installment vested on the second anniversary of the date of grant and the balance will vest in three installments, one-third on each of July 1, 2008, 2009 and 2010.

(10)
These restricted stock units were awarded with a five-year vesting schedule, with one-fifth vesting on each of the first five anniversaries of the date of grant. The first installment vested in February 2007, the second installment vested in February 2008 and the balance will vest in three installments, one-third on each of the third through fifth anniversaries of the date of grant.

Option Exercises and Stock Vested for Fiscal Year 2007

      The table below provides information for the named executive officers with respect to stock options exercised and restricted stock unit awards that vested during 2007.

			Stock Awards
	Option Awards
			Number of Shares Acquired on Vesting (#)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)			Value Realized on Vesting ($)
A. Lorne Weil	680,000	19,120,217	143,656	(1)	4,827,215	(1)
DeWayne E. Laird	—	—	13,764		476,825
Michael R. Chambrello	—	—	72,291		2,472,016
Ira H. Raphaelson	—	—	19,159		590,480
Steven Saferin	80,600	1,244,588	7,334		247,586
William J. Huntley	46,484	702,653	13,001		439,543

(1)
The amount realized upon vesting of Mr. Weil's stock awards reflects an aggregate of $4,493,515 attributable to the vesting of 133,656 restricted stock units on December 31, 2007 from awards that he received in September 2006 and June 2007 under the terms of his employment agreement which, as noted above, are subject to a deferral agreement. The units will be settled in stock upon the distribution date. See "Restricted Stock Unit Award."

Non-Qualified Deferred Compensation

Supplemental Executive Retirement Plan (pre-2006 frozen plan)

      The table below provides information for the named executive officers with respect to their benefits under the SERP, which was discontinued at the end of 2005.

Name	Plan Name	Number of Years Credited Service (#)	Aggregate Interest Credited in 2007(1) ($)	Present Value of Accumulated] Benefit at 12/31/2007 ($)
A. Lorne Weil	SERP	N.A.	409,887	10,657,054
DeWayne E. Laird	SERP	N.A.	111,301	2,893,835
William J. Huntley	SERP	N.A.	157,600	4,097,599

(1)
Represents interest at rate of 4% which was accrued during 2007.

      The SERP, which was discontinued at the end of 2005, had been a means of providing retirement benefits to a limited number of senior executives under a formula that determined the benefit based on a participant's years of service and average rate of compensation. The SERP was discontinued at the end of 2005 and benefit accruals for the plan's four participants were frozen in amounts based on the-then present value of each participant's aggregate benefit under an agreed upon calculation. Although the aggregate benefit for each participant was frozen at that time, participants are credited with interest at a rate of 4% per annum, compounded annually, from December 31, 2005 until the benefit is distributed. Participants will receive their benefit in a lump sum upon termination of their employment subject to a six month delay in accordance with the requirements of Section 409A of the Internal Revenue Code (except that Mr. Weil's benefits are expected to be paid during his employment according to the schedule described below under the caption "Amendments to Employment Agreements").

Deferred Compensation Plan (for deferral of salary and bonus)

      The table below provides information for the named executive officers with respect to amounts deferred under our Key Executive Deferred Compensation Plan, which is an elective non-qualified deferred compensation plan.

Name	Executive Contributions in 2007 ($)		Registrant Contributions in 2007 ($)	Aggregate Earnings in 2007 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2007 ($)
A. Lorne Weil	1,156,816	(1)	—	1,358,504	—	15,326,331	(2)
Michael R. Chambrello	179,707	(1)	—	9,997	—	320,402	(2)

(1)
Contributions for 2007 reflect Mr. Weil's deferral of his fiscal year 2006 bonus, which became payable in 2007, and reflect deferral by Mr. Chambrello of a portion of the 2007 salary shown for him in the "Summary Compensation Table" above.

(2)
Mr. Weil's aggregate balance at the end of 2007 reflects bonuses contributed into the plan over the last nine fiscal years (in the aggregate amount of approximately $6,845,000) and Mr. Chambrello's aggregate balance at the end of 2007 reflects salary contributed into the plan over the last two years (in the aggregate amount of approximately $298,451).

      The Key Executive Deferred Compensation Plan enables executive officers and other eligible employees to defer receipt of up to 50% of their base salary and up to 100% of the cash bonus that may be awarded under our management incentive compensation program. Non-employee directors may defer receipt of up to 100% of the fees and other cash compensation payable for director services. Participants can defer eligible compensation into the plan throughout their employment or for a specified deferral period consisting of three or more years as an initial deferral and five or more years to extend a prior deferral, provided the extension election is made at least 12 months prior to the end of the deferral period. Deferrals and related earnings are paid as soon as practicable following the end of the deferral period and would be distributed prior to that date if a participant retires or otherwise separates from service (subject to a six month delay for distributions to certain officers in accordance with the requirements of Section 409A of the Internal Revenue Code). Deferrals would also be distributed in the event of a change in control, if we terminate the plan or, under extremely limited circumstances, in the event of an "unforeseeable emergency" such as a severe financial hardship resulting from an illness or accident.

      Participants' deferrals are measured by the performance of investment options that we may offer from time to time under the plan. The investment options consist of a variety of mutual funds of various investment categories that provide different combinations of risk and return potential and participants can generally elect to change their investment elections each business day. The vehicles measuring Mr. Chambrello's deferrals during 2007 and the rates of return for the year were as follows: Foreign Large Blend Fund (8.44%); Large Blend Fund (4.97%); and Mid-Cap Blend Fund (5.76%).

      Additional investment vehicles have been approved for the CEO's deferred compensation account, which comprises the majority of the deferrals under the plan. The vehicles measuring the CEO's deferrals during 2007 and the rates of return for the year were as follows: Dividend Income Fund (-3.49%);

Managed Income Fund (-0.62%); Preferred Income Fund (-12.28%); Scientific Games stock (9.99%); Money Market Fund (4.73%); Private Equity Fund (117.25%); Private Equity Fund (37.96%); Private Bond Obligation Fund (-10.86%); Distressed Debt Fund (1.12%); Multi-Strategy Hedge Fund (10.29%); and Equity Hedge Fund (25.89%). The rates of return generally represent the change in the value of the vehicles during 2007. For three of the vehicles, the rate also reflects the change in the amount of cash distributions contributed by the vehicle during 2007 compared to 2006 (which were reinvested in the Money Market Fund). In addition, with respect to the Private Bond Obligation Fund, the rate of return measures the change in cash distributions and assumes no change in the estimated market value of the vehicle since 2006 ($52,500) (as more recent valuation information has not been provided by the fund as of the date of this Proxy Statement).

      The Company's policy has been to contribute the designated amount of each participant's deferrals into a rabbi trust and for the trust to make investments that correspond to the participant's investment elections. The Company does not pay above market returns and does not guarantee any minimum return on investments.

Restricted Stock Unit Award Deferrals

      The table below sets forth information with respect to Mr. Weil's deferral of restricted stock units.

Name	Executive Contributions in 2007 ($)		Registrant Contributions in 2007 ($)	Aggregate Earnings in 2007 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2007 ($)
A. Lorne Weil	4,493,515	(1)	—	—	—	6,468,690	(2)

(1)
Reflects deferral of 133,656 restricted stock units that vested on December 31, 2007, which were part of awards granted to Mr. Weil in September 2006 and June 2007 in connection with his employment agreement. The units that were part of the September 2006 award had a grant date value of approximately $1,696,700 and the units that were part of the June 2007 award had a grant date value of approximately $2,582,400, which are reflected in the "Summary Compensation Table" under the "stock awards" column.

(2)
Mr. Weil's aggregate balance at the end of 2007 reflects the deferral of restricted stock units that vested on December 31, 2006 (58,750 units) and December 31, 2007 (133,656 units), which had an aggregate value at the time of deferral of approximately $6,282,160.

      The deferred compensation shown in the above table represents the deferral by Mr. Weil of 133,656 restricted stock units that vested on December 31, 2007. These vested units are part of awards granted to Mr. Weil as a sign-on bonus in connection with his employment agreement. The awards are subject to a deferral agreement such that vested units are not expected to be issued or delivered to Mr. Weil until six months after his employment terminates.

Potential Payments upon Termination or Change in Control

Employment and Separation Agreements

      We have employment agreements with the named executive officers. The information below describes and quantifies certain compensation that would become payable under these existing agreements if the named executive officer's employment had terminated on the last business day of the 2007 year (December 31, 2007), under the various termination events contemplated in the agreements. The amounts described are estimates and the actual amounts to be paid can only be determined at the time of the executive's separation. The amounts described would be in addition to amounts the individual would receive under accrued plans, such as the SERP, the deferred compensation plan, the 401(k) plan and previously vested equity or bonus awards, as to which neither the individual's employment agreement nor the plans provide for enhanced benefits or payments upon termination. The value shown below for equity awards that would have accelerated had the specified termination event occurred on the last business day of the year was calculated by multiplying the number of shares subject to the acceleration by the closing price of our common stock on that day which was $33.25 (and, in the case of stock options, subtracting the exercise price for the shares from that value). We expect to enter into amendments to the employment agreements with Messrs. Weil and Chambrello containing the terms described in the section below titled "Amendments to Employment Agreements."

      A. Lorne Weil.    Potential payments to Mr. Weil would be governed by his employment agreement dated as of January 1, 2006, which has a term ending December 31, 2009 (subject to automatic renewals for one additional year at the end of the initial term and each anniversary thereof). Under the terms of Mr. Weil's employment agreement, Mr. Weil was awarded as a sign-on bonus 235,000 RSUs on September 2006 and 224,719 RSUs on June 30, 2007. Mr. Weil's employment agreement provides that he will have an annual target bonus opportunity equal to 100% of his base salary and a maximum bonus opportunity equal to 200% of his base salary, and that he will be eligible to receive an annual grant of stock options or other equity awards in the discretion of the Compensation Committee under applicable plans and programs. In accordance with the terms of the agreement, Mr. Weil's base salary was increased to $1,549,650 for 2007 to reflect an inflation adjustment. The agreement contains covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 24 months after termination.

      The following describes the estimated amounts he would have received if the event specified occurred at December 31, 2007:

  Termination without Cause by the Company, for Good Reason by Mr. Weil or due to Total Disability

  1.
  Bonus for Year of Termination (based on higher of last two bonuses but not higher than target bonus for year of termination pro rated for number of days worked in the year):

    •
    $1,432,500 (fiscal 2005 bonus)

  2.
  Base Salary otherwise payable through end of contract term (paid in lump sum):

    •
    $1,549,650 for two years = $3,099,300

  3.
  Severance Bonus amount calculated as described above for period remaining in contract (paid in lump sum):

    •
    $1,432,500 for two years = $2,865,000

  4.
  Equity Treatment (full vesting):

    •
    Stock Options—$3,702,850 (exercisable through scheduled expiration dates)

      •
      RSUs—$10,563,459

  5.
  Insurance Benefits:

    •
    Continued health, disability and life insurance coverage for three years (cost of premiums and tax gross-up at 35% federal tax rate estimated at $414,428); and, if termination due to disability, coverage through age 65 (cost of premiums and tax gross-up at 35% federal tax rate estimated at $416,197)

  Termination without Cause by the Company or for Good Reason by Mr. Weil within two years after a Change in Control or six months before and in anticipation thereof

      1.    All amounts specified above plus one additional year of salary and bonus.

  Termination due to Death

      1.    Base Salary (paid in lump sum):

      •
      $1,549,650

      2.    Severance Bonus amount calculated as described above (paid in lump sum):

      •
      $1,432,500

      3.    Equity Treatment (full vesting):

      •
      Stock Options—$3,702,850 (exercisable for up to three years)

      •
      RSUs—$10,563,459

  Termination due to Retirement/Resignation

      1.    Bonus for Year of Termination (based on maximum bonus for year of termination):

      •
      $3,099,300

      2.    Equity Treatment (vesting other than sign-on RSU awards under employment agreement):

      •
      Stock Options—$3,702,850 (exercisable for up to three years)

      •
      RSUs—$1,675,301

      DeWayne E. Laird.    Potential payments to Mr. Laird would be governed by his employment agreement dated as of November 1, 2002, as amended in August 2006, which has a term ending December 31, 2008 (subject to automatic annual renewals at the end of each year). As part of the amendment to Mr. Laird's agreement, the Company agreed to accelerate the vesting of the 60,000 RSUs awarded to him in May 2006 if he were to retire on or after January 1, 2008. Mr. Laird received an additional special grant in February 2007 for 35,000 RSUs and, with respect to such grant, the Company agreed to accelerate the vesting if he were to retire on or after December 31, 2009 or in the event of his death (these provisions, as well as those applicable to his May 2006 award, supplement the provisions of his employment agreement). Mr. Laird's employment agreement provides that he will have an annual target bonus opportunity equal to 66.7% of his base salary and a maximum bonus opportunity equal to 133% of his base salary and participate in all executive compensation plans that are made generally available by the Company to its other senior executives in accordance with the terms of such plans. Mr. Laird's base salary was increased to $625,000 for 2007. The agreement contains covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 24 months after termination except that certain provisions relating to competition will expire upon a termination by him for good reason or by the Company without cause prior to, or more than two years after, a change in control. The following describes the estimated amounts he would have received if the event specified occurred at December 31, 2007:

  Termination without Cause by the Company, for Good Reason by Mr. Laird or due to Total Disability

      1.    Base Salary (paid in lump sum):

      •
      $625,000

      2.    Severance Bonus amount equal to target bonus for year of termination (paid in lump sum):

      •
      $416,875

      3.    Equity Treatment (full vesting):

      •
      Stock Options—$475,270 (exercisable for 90 days)

      •
      RSUs—$3,138,634

      4.    Insurance Benefits:

      •
      Continued health, disability and life insurance coverage for three years (cost of premiums and tax gross-up at 35% federal tax rate estimated at $246,492); and, if termination due to disability, coverage through age 65 (cost of premiums and tax gross-up at 35% federal tax rate estimated at $411,162)

  Termination due to Death

      1.    Bonus for Year of Termination (based on target bonus for year of termination):

      •
      $416,875

      2.    Equity Treatment (full vesting of options and partial vesting of RSUs):

      •
      Stock Options—$475,270 (exercisable for 90 days)

      •
      RSUs—$1,163,750

  Termination due to Retirement

      1.    Bonus for Year of Termination (based on target bonus for year of termination):

      •
      $416,875

      2.    Equity Treatment (full vesting of options and partial vesting of RSUs at retirement eligible age):

      •
      Stock Options—$475,270 (exercisable for 90 days)

      •
      RSUs—$0 (Note: If he retires on or after January 1, 2008, the RSUs granted in May 2006 would accelerate; and if he retires on or after December 31, 2009, the special grant of RSUs awarded in February 2007 would accelerate.)

  Termination without Cause by the Company or for Good Reason by Mr. Laird within two years after a Change in Control or six months before in anticipation thereof

      1.    Bonus for Year of Termination (based on target bonus for the year of termination):

      •
      $416,875

      2.    Base Salary for three years (paid in lump sum):

      •
      $625,000 for three years = $1,875,000

      3.    Severance Bonus amount for three years (paid in lump sum):

      •
      $416,875 for three years = $1,250,625

      4.    Equity Treatment (full vesting):

      •
      Stock Options—$475,270 (exercisable for 90 days)

      •
      RSUs—$3,138,634

      Michael Chambrello.    Potential payments to Mr. Chambrello would be governed by his employment agreement dated as of July 1, 2005, as amended in August 2006, which has a term ending June 30, 2008 (subject to automatic renewals for one additional year at the end of the initial term and each anniversary thereof). Mr. Chambrello's employment agreement provides that he will have an annual target bonus opportunity equal to 75% of his base salary and a maximum bonus opportunity equal to 150% of his base salary, and that he will be eligible to receive an annual grant of stock options or other equity awards in the discretion of the Compensation Committee under applicable plans and programs. In accordance with the terms of the agreement, Mr. Chambrello's base salary was increased to $883,301 for 2007 to reflect an inflation adjustment. The agreement contains covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 12 months after termination. The following describes the estimated amounts he would have received if the event specified occurred at December 31, 2007:

  Termination without Cause by the Company or for Good Reason by Mr. Chambrello

  1.
  Bonus for Year of Termination (based on higher of last two bonuses but not higher than base salary for year of termination pro rated for number of days worked in the year):

    •
    $469,785 (fiscal 2006 bonus)

  2.
  Base Salary payable for a period of two years:

    •
    $883,301 for two years = $1,766,601

  3.
  Severance Bonus amount calculated as described in section 1 above payable for a period of two years:

    •
    $469,785 for two years = $939,570

  4.
  Insurance Benefits:

    •
    Cobra reimbursement for up to 18 months (cost of premiums estimated at $15,636)

  Termination without Cause by the Company or for Good Reason by Mr. Chambrello within two years after a Change in Control or six months before in anticipation thereof

  1.
  All amounts specified above plus one additional year of salary and bonus calculated as described above and paid in lump sum.

  Termination due to Death

      1.    Bonus for Year of Termination calculated as described above:

      •
      $469,785 (fiscal 2006 bonus)

      2.    Six months of Base Salary (paid in lump sum):

      •
      $441,650

  Termination due to Total Disability

      1.    Bonus for Year of Termination calculated as described above:

      •
      $469,785 (fiscal 2006 bonus)

      2.    Base Salary (paid over 12 months):

      •
      $883,301

      3.    Insurance Benefits:

      •
      Cobra reimbursement for up to 18 months (cost of premiums estimated at $15,636)

      Ira Raphaelson.    Potential payments to Mr. Raphaelson would be governed by his employment agreement dated as of December 15, 2005, as amended in August 2006, which has a term ending January 31, 2009 (subject to automatic renewals for a period of one year at the end of the initial term and each anniversary thereof). Mr. Raphaelson's employment agreement provides that he will have an annual target bonus opportunity equal to 66.7% of his base salary and a maximum bonus opportunity equal to 133% of his base salary. Mr. Raphaelson's base salary was increased to $590,000 for 2007. The agreement contains covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 12 months after termination. The following describes the estimated amounts he would have received if the event specified occurred at December 31, 2007:

  Termination without Cause by the Company or by Mr. Raphaelson due to Constructive Termination

      1.    Bonus for Year of Termination (based on results through date of termination):

      •
      $414,940 (actual 2007 bonus)

      2.    Base Salary payable for two years:

      •
      $590,00 for two years = $1,180,000

      3.    Equity Treatment (full vesting):

      •
      Stock Options—$233,600 (exercisable for 90 days)

      •
      RSUs—$3,321,442

      4.    Insurance Benefits:

      •
      Continued medical, dental, life insurance and accident coverage for up to 24 months (cost of premiums and tax gross-up at 35% federal tax rate estimated at $173,954)

  Termination due to Death

      1.    Bonus for Year of Termination (based on target bonus for the year of termination):

      •
      $393,530

      2.    Six months of Base Salary (paid in lump sum):

      •
      $295,000

      3.    Equity Treatment (full vesting):

      •
      Stock Options—$233,600 (exercisable for 90 days)

      •
      RSUs—$3,321,442

  Termination due to Total Disability

      1.    Bonus for Year of Termination (based on results through date of termination):

      •
      $414,940

      2.    Base Salary (paid over 12 months):

      •
      $590,000

      3.    Equity Treatment (full vesting):

      •
      Stock Options—$233,600 (exercisable for 90 days)

      •
      RSUs—$3,321,442

      4.    Insurance Benefits:

      •
      Continued medical, dental, life insurance and accident coverage for twelve months (cost of premiums and tax gross-up at 35% federal tax rate estimated at $89,139)

      Steven Saferin.    Potential payments to Mr. Saferin would be governed by his employment agreement dated January 1, 2006, which has a term ending December 31, 2008 (subject to automatic renewals for one additional year at the end of the initial term and each anniversary thereof). Mr. Saferin's employment agreement provides that he will have an annual target bonus opportunity equal to 66.7% of his base salary and a maximum bonus opportunity equal to 133% of his base salary, and that he will be eligible to receive an annual grant of stock options or other equity awards in the discretion of the Compensation Committee under applicable plans and programs. Mr. Saferin's base salary was increased to $465,000 for 2007. The agreement contains covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 18 months after termination. The following describes the estimated amounts he would have received if the event specified occurred at December 31, 2007:

  Termination without Cause by the Company or for Good Reason by Steven Saferin

  1.
  Base Salary (paid in lump sum)

    •
    $465,000

  2.
  Bonus for Year of Termination (based on higher of last two bonuses but not higher than target bonus for year of termination pro-rated for the number of days worked in the year):

    •
    $246,665

  3.
  Severance Bonus amount calculated as described above:

    •
    $246,665

  4.
  Equity Treatment (full vesting):

    •
    Stock Options—$752,310 (exercisable for 90 days)

    •
    RSUs—$997,833

  5.
  Insurance Benefits

    •
    Cobra reimbursement for up to 18 months (cost of premiums estimated at $15,636)

  Termination without Cause by the Company or for Good Reason by Mr. Saferin within one year after a Change in Control

  1.
  All amounts specified above plus one additional year of salary and bonus calculated as described above and paid in lump sum

  Termination due to Death

      1.    Base Salary (paid in lump sum):

      •
      $465,000

  Termination due to Total Disability

      1.    Bonus for Year of Termination calculated as described above:

      •
      $246,665

      2.    Base Salary (paid over 12 months):

      •
      $465,000

      3.    Insurance Benefits:

      •
      Cobra reimbursement for up to 18 months (cost of premiums estimated at $15,636)

      William Huntley.    Potential payments to Mr. Huntley would be governed by his employment agreement dated as of August 1, 2006, which has a term ending February 1, 2009 (subject to automatic renewals for one additional year at the end of the initial term and each anniversary thereof). Mr. Huntley's employment agreement provides that he will have an annual target bonus opportunity equal to 66.7% of his base salary and a maximum bonus opportunity equal to 133% of his base salary, and that he will be eligible to receive an annual grant of stock options or other equity awards in the discretion of the Compensation Committee under applicable plans and programs. Mr. Huntley's base salary was increased to $550,000 for 2007. The agreement contains covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 18 months after termination. The following describes the estimated amounts he would have received if the event specified occurred at December 31, 2007:

  Termination without Cause by the Company or for Good Reason by William Huntley

  1.
  Base Salary (paid in lump sum):

    •
    $550,000

  2.
  Bonus for Year of Termination (based on higher of last two bonuses but not higher than target bonus for year of termination pro-rated for the number of days worked in the year):

    •
    $300,902

  3.
  Severance Bonus amount calculated as described above:

    •
    $300,902

  4.
  Equity Treatment (full vesting):

    •
    Stock Options—$695,150 (exercisable for 90 days)

    •
    RSUs—$1,735,650

  5.
  Insurance Benefits

    •
    Cobra reimbursement for up to 18 months (cost of premiums estimated at $15,636)

  Termination without Cause by the Company or for Good Reason by Mr. Huntley within one year after a Change in Control

  1.
  All amounts specified above plus one additional year of salary and bonus calculated as described above and paid in lump sum

  Termination due to Death

      1.    Base Salary (paid in lump sum):

      •
      $550,000

  Termination due to Total Disability

      1.    Bonus for Year of Termination calculated as described above:

      •
      $300,902

      2.    Base Salary (paid over 12 months):

      •
      $550,000

      3.    Insurance Benefits:

      •
      Cobra reimbursement for up to 18 months (cost of premiums estimated at $10,624)

  Termination due to Retirement

  If Mr. Huntley retires on or after February 1, 2009, he would receive the amounts shown above for a termination without "cause" or "good reason"

Change in Control

      As discussed above, the employment agreements that we have with certain executive officers, including Messrs. Weil, Laird, Chambrello, Saferin and Huntley, provide for enhanced severance payments if their employment were terminated in connection with a change in control. In general, under such agreements, a change in control would be deemed to occur if: (1) a person (excluding the Company, a subsidiary or affiliate) becomes the beneficial owner of 40% or more of the Company's voting securities; (2) the stockholders of the Company approve a merger, consolidation, recapitalization, reorganization, or the consummation of such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 60% of the voting securities outstanding immediately after the transaction being owned by persons who owned at least 80% of the voting power of the securities of the Company outstanding immediately before such transaction; (3) the stockholders of the Company approve a plan of liquidation or sale of substantially all of the Company's assets or the Company sells the stock of the Company to a person other than an affiliate; or (4) during any period of two consecutive years, the individuals who constitute the Board, together with any new director whose election was approved by at least two-thirds of the directors in office who were directors at the beginning of the period, cease to constitute at least a majority of the Board.

      Although the severance payments for a termination in connection with a change in control would only be payable if the executive's employment terminates, Mr. Weil's agreement provides for acceleration of his sign-on RSU awards upon the occurrence of certain of the change in control events defined in his agreement, including a change in control resulting from a merger or liquidation of the Company or if a person becomes the beneficial owner of 40% of more of the Company's voting securities in a transaction pursuant to which stockholders generally are entitled to receive consideration for all or substantially all of their shares. If such event had occurred on the last business day of the 2007 year, the RSUs awarded to him in 2006 and 2007 would have accelerated in full ($8,888,157).

      In addition, pursuant to the terms of the Company's stockholder-approved 2003 Incentive Compensation Plan and predecessor plans, unvested stock options and other equity held by the participants in such plans would accelerate upon the occurrence of a change in control in which a person becomes the beneficial owner of 40% of more of the Company's voting securities or upon the acquisition of the Company or other transaction requiring stockholder approval for the purchase of the Company or substantially all of the Company's assets. If such event had occurred on the last business day of the year, the named executive officers would have received an acceleration of unvested awards held under such plans in the following aggregate amounts:

Executive	Stock Options	RSUs
Mr. Weil	$3,702,850	$10,563,459
Mr. Laird	475,270	3,138,634
Mr. Chambrello	140,364	4,124,796
Mr. Raphaelson	233,600	3,321,442
Mr. Saferin	752,310	997,833
Mr. Huntley	695,150	1,735,650

      The amounts are calculated based on the closing price of our common stock on the last day of the year, which was $33.25.

      In addition, if such a change in control were to occur, participants in the Company's non-qualified deferred compensation plan would receive their account balances as soon as practicable following such event and the Company would make a contribution to the trust for the SERP to the extent the trust did not contain at least 100% of the accrued benefits.

Amendments to Employment Agreements

      On April 29, 2008, we announced that Mr. Weil had advised us that he would be relinquishing the role of Chief Executive Officer effective January 1, 2009 but continue to serve as Chairman through at least 2011. In his capacity as Chairman, Mr. Weil will focus on overall strategic and organizational guidance, mergers and acquisitions, new business development and maintaining contacts with key customers and other business partners. We expect that we will enter into an amendment to Mr. Weil's employment agreement that will extend its term until December 31, 2011 (subject to automatic renewals for one additional year at the end of the initial term and each anniversary thereof) and contain the terms described below.

      Under the amended agreement, Mr. Weil will continue to receive the compensation and benefits currently provided for under his employment agreement, except that, beginning in 2010, Mr. Weil's base salary will be reduced to $1 million (subject to an annual inflation adjustment as provided in the agreement), he will have an annual target bonus opportunity equal to 100% of his base salary but no maximum bonus opportunity, and his annual formula equity awards in 2010 and 2011 will be in the form of restricted stock units. The vesting of Mr. Weil's then-outstanding equity awards will accelerate as of December 31, 2009. Delivery of Mr. Weil's sign-on equity awards granted in 2006 and 2007 pursuant to his current employment agreement will be deferred until the end of the extended term.

      Mr. Weil's benefits under our frozen SERP and amounts deferred by Mr. Weil under our Key Executive Deferred Compensation Plan will be paid to Mr. Weil according to a schedule, with 50% of the total amount to be paid on November 1, 2009, 25% of the amount to be paid on November 1, 2010 and 25% of the amount to be paid on November 1, 2011, subject to deferral under certain circumstances. Mr. Weil will also receive a payment on July 1, 2011 in an amount equal to his 2009 base salary and target bonus, plus interest on that aggregate amount at a rate of 6% from the 18-month period beginning on January 1, 2010 through the date of payment. Mr. Weil would be entitled to receive the compensation payable under his existing agreement upon the various termination events contemplated in the agreement, except that he will not be entitled to a further base salary and severance bonus payment if his amended agreement is not renewed or Mr. Weil's employment is terminated without "cause" by the Company or for "good reason" by Mr. Weil under the amended agreement. The definition of "good reason" will be amended to include the failure of the Company's stockholders to re-elect Mr. Weil to the Board.

      The amended agreement will contain covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 24 months after termination.

      We expect that we will enter into an amendment to the employment agreement of Michael Chambrello, our President and Chief Operating Officer, which will extend its term until December 31, 2010 (subject to automatic renewals for one additional year at the end of the initial term and each anniversary thereof) and contain the terms described below.

      Under the amended agreement, Mr. Chambrello will continue to receive the compensation and benefits currently provided for under his employment agreement, except that he will have an annual target bonus opportunity equal to 100% of his base salary (increased from 75%) and a maximum bonus opportunity of 200% (increased from 150%) and his annual equity award opportunity will be 150% of his base salary (increased from 120%). It is expected that Mr. Chambrello will be granted sign-on equity awards consisting of 60,000 restricted stock units, of which 12,000 will vest immediately and 48,000 will have a five-year vesting schedule subject to the satisfaction of minimum performance criteria. The sign-on awards would be subject to the approval by the Company's stockholders of an amendment to the 2003 Incentive Compensation Plan or a new equity compensation plan that provides for a sufficient increase in the number of shares of our common stock available for these grants by the applicable vesting date.

      Mr. Chambrello's amended agreement would include accelerated vesting of his equity awards upon a termination of his employment due to death or disability or by the Company without "cause" or by Mr. Chambrello for "good reason" (including in connection with a "change of control" (as defined in the agreement)). The definition of "good reason" in Mr. Chambrello's amended agreement would include a material change, adverse to Mr. Chambrello, of his responsibilities or authorities, including his functional independence or operational prerogatives.

Certain Relationships and Related Person Transactions

      Under a consulting agreement dated March 8, 1997, as amended in October 2002, our subsidiary, MDI Entertainment Inc., retains 1010 Productions, Inc. to provide services in the areas of trade show activities, software development, systems design, purchasing and product fulfillment. The firm is compensated at a rate of $11,000 per month and is reimbursed for out-of-pocket expenses which were approximately $15,426 in 2007. Linda Kesterson-Saferin, the president and sole shareholder of 1010 Productions, Inc., is the spouse of Steven Saferin, our Vice President of Properties who also serves as President of MDI Entertainment, Inc. In addition, two of Mr. Saferin's immediate family members are employed in the MDI division at a combined rate of approximately $144,000. Mr. Saferin's stepson, David Kesterson, is employed as manager of technical services at a compensation level of approximately $90,000 (representing his 2008 base salary rate and bonus opportunity), and Mr. Saferin's daughter, Amanda Saferin, became employed during 2007 as a sales and marketing analyst at a base salary rate of $54,000.

Policies and Procedures for Approval of Transactions with Related Persons

      The Audit Committee, with assistance from the General Counsel, is responsible for reviewing and approving related person transactions that are subject to SEC disclosure requirements, including transactions in which the Company is a participant, the amount exceeds $120,000 and a related person has a direct or indirect material interest. A related person includes a director, executive officer, nominee for election as a director, person holding more than 5% of our stock and any immediate family member of any of the foregoing persons. The Company's policy is not to enter into a related person transaction unless both the Audit Committee and the Board of Directors approve the transaction as specified in the Audit Committee's charter. Transactions with related persons at lower thresholds as well as certain material changes in previously approved relationships also require the Committee's approval.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee operates under a written charter adopted by the Board of Directors that is available on the Company's website at www.scientificgames.com.

      The Audit Committee oversees the accounting, auditing and financial reporting processes of the Company. As part of its oversight responsibilities, the Committee reviewed and discussed the Company's financial statements for the year ended December 31, 2007 with management and Deloitte & Touche LLP, the independent auditor for the Company. The Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

      The Committee received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Deloitte & Touche LLP its independence from the Company. The Committee also considered whether the provision of tax services and other non-audit services by Deloitte & Touche LLP are compatible with maintaining auditor independence.

      Based on these reviews and discussions and in reliance thereon, the Committee recommended to the Board of Directors that the audited financial statements for the Company be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

                      Audit Committee
                      Michael J. Regan, Chairman
                      Barry F. Schwartz
                      Eric M. Turner

Fees Paid to Independent Auditor

      Deloitte & Touche LLP billed the following fees for professional services rendered in respect of the Company's fiscal years ended December 31, 2006 and 2007:

	2006 Fees	2007 Fees
Audit Fees:	$1,926,000	$2,456,000
Audit Related Fees:	$680,000	$483,000
Tax Fees:	$1,503,000	$653,000
All Other Fees:	-0-	$1,252,000

      The Audit Fees listed above were billed in connection with the audit of our consolidated financial statements for the fiscal year and the review of the financial statements included in our quarterly reports on Form 10-Q for the fiscal year and for services provided in connection with the requirements of the Sarbanes-Oxley Act of 2002. The Audit Related Fees listed above were billed for accounting consultations and audits in connection with acquisitions and in connection with filings with the Securities and Exchange Commission. The Tax Fees listed above were billed for tax compliance, planning and advice, including with respect to proposed and consummated acquisitions and the integration of recently acquired businesses. The All Other Fees listed above were billed for services provided in connection with agreed-upon procedures and related reports for lottery instant ticket games.

Pre-Approval Policy for Services Performed by Independent Auditor

      The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent auditor.

      The Audit Committee has adopted an auditor pre-approval policy that sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the Committee must give prior approval for any amount or type of service within four categories—audit, audit-related, tax services or, to the extent permitted by law, other services—that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC's rules on auditor independence, whether the auditor is best positioned to provide the most cost effective and efficient service and whether the service might enhance the Company's ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval provided the member reports any approval so given to the Audit Committee at its next scheduled meeting.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

      The Audit Committee has appointed Deloitte & Touche LLP as independent auditor for the fiscal year ending December 31, 2008 and stockholders are being asked to ratify such appointment.

      Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

      Approval of the proposal to ratify the appointment of the independent auditor requires the affirmative vote of a majority of the votes cast in person or by proxy at the meeting. If the appointment is not ratified by stockholders, the Audit Committee will reconsider such appointment.

THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL

PROPOSAL 3

APPROVAL OF THE AMENDED AND RESTATED
2003 INCENTIVE COMPENSATION PLAN

Introduction

      At the meeting, stockholders will be asked to approve the amended and restated 2003 Incentive Compensation Plan (the "2003 Plan"), which was approved by the Board of Directors on April 24, 2008. This amendment to the 2003 Plan will increase the number of shares reserved under the Plan by 3,000,000 shares, of which no more than 1,250,000 shares will be available for "full-value awards" (i.e., awards other than stock options, stock appreciation rights ("SARs") and dividend equivalents paid in cash). The amendment will provide that no more than 2,000,000 shares out of the 2003 Plan's existing reserve of shares will be available for full-value awards.

      The 2003 Plan will also be amended to provide that any shares subject to an option or SAR will be deemed to be delivered for purposes of the 2003 Plan's share counting provisions upon exercise even if the net number of shares delivered to a participant is less than the number of shares underlying the award (as would occur, for example, upon a net exercise of options, upon a settlement of SARs in cash or for a net number of shares, upon a stock-for-stock exercise of options, or upon share withholding to satisfy tax obligations upon exercise of options or SARs).

      The Board of Directors approved the 2003 Plan to help the Company attract and retain high caliber employees and directors, to provide equitable and competitive compensation opportunities, to encourage and reward achievement of annual and multi-year operational and financial performance objectives and promote creation of long-term value for stockholders by closely aligning the interests of employees and directors with the interests of stockholders.

      The Board and the Compensation Committee (the "Committee") believe that awards linked to common stock and cash-based incentive awards provide incentives for the achievement of important operational and/or financial performance objectives that are vital to the long-term success of the Company. The 2003 Plan therefore is a key element in the Company's overall compensation program.

Overview of 2003 Plan Awards

      The 2003 Plan authorizes a broad range of awards, including:

•
stock options;

•
SARs;

•
restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer;

•
deferred stock, a contractual commitment to deliver shares at a future date, which may or may not be subject to a risk of forfeiture (forfeitable deferred stock is sometimes called "restricted stock units");

•
performance shares or other stock-based performance awards (these include deferred stock or restricted stock awards that may be earned by achieving specific performance objectives);

•
other awards based on common stock;

•
dividend equivalents;

•
cash-based performance awards tied to achievement of specific performance objective; and

•
shares issuable in lieu of rights to cash compensation, including under the Company's elective deferred compensation program.

Reasons for Stockholder Approval

      The Board seeks stockholder approval of the amended and restated 2003 Plan in order to meet requirements of the Nasdaq Stock Market and to satisfy requirements of tax law to help preserve the Company's ability to claim tax deductions for compensation to senior executive officers. In addition, the Board regards stockholder approval of the amended and restated 2003 Plan as desirable and consistent with corporate governance best practices.

      Section 162(m) of the Internal Revenue Code (the "Code") limits the deductions a publicly held company can claim for compensation in excess of $1,000,000 in a given year paid to the Chief Executive Officer and certain other of the most highly compensated executive officers serving on the last day of the fiscal year. "Performance-based" compensation that meets certain requirements is not counted against the $1,000,000 deductibility cap, and therefore remains fully deductible. For purposes of Section 162(m), approval of the amended and restated 2003 Plan will be deemed to include reapproval of the general business criteria upon which performance objectives for performance awards are based, described below under the caption "Performance-Based Awards" and "Annual Incentive Awards." Stockholder approval of general business criteria, without specific targeted levels of performance, will permit qualification of incentive awards for full tax deductibility for a period of five years under Section 162(m). Stockholder approval of the performance goal inherent in stock options and SARs (increases in the market price of stock) is not subject to a time limit under Section 162(m).

      In addition, stockholder approval will permit designated stock options to qualify as incentive stock options under the Code for a period of ten years. Such qualification can give the holder of the options more favorable tax treatment, as explained below.

Restriction on Repricing

      The 2003 Plan includes a restriction providing that, without stockholder approval, the Company will not amend or replace options previously granted under the Plan in a transaction that constitutes a "repricing." For this purpose, a "repricing" means amending the terms of an option after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, or repurchasing for cash (this restriction is clarified in the amended and restated 2003 Plan) or canceling an option or SAR at a time when its exercise or base price is equal to or greater than the fair market value of the underlying stock, in exchange for another option (including on a delayed basis), restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a "repricing."

Description of the 2003 Plan

      The following is a brief description of the material features of the amended and restated 2003 Plan. This description, including information summarized above, is qualified in its entirety by reference to the full text of the amended and restated 2003 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

      Shares Available under the 2003 Plan.    As currently in effect, the 2003 Plan reserves 8,500,000 shares, plus the shares that remained available under the 1997 Incentive Compensation Plan (the "1997 Plan") when the 2003 Plan became effective and that thereafter become available due to forfeitures, expirations or other events triggering share recaptures of 1997 Plan awards. The amendment and restatement of the 2003 Plan will add 3,000,000 shares of common stock for awards, of which no more than 1,250,000 shares will be available for "full-value awards" (i.e., awards other than options, SARs and dividend equivalents paid in cash). The amendment will also provide that no more than 2,000,000 shares(1) out of the 2003 Plan's existing reserve of shares will be available for full-value awards. The number of shares reserved under the 2003 Plan is subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events.

(1)
This number represents approximately the total number of shares subject to full-value awards outstanding under the 2003 Plan as of April 24, 2008 (1,712,033 shares) plus the number of shares that remained available for grant under the 2003 Plan as of April 24, 2008 (254,484 shares).

      As of April 24, 2008, 254,484 shares remained available for grant under the 2003 Plan, 4,972,108 shares were subject to outstanding options and 1,712,033 shares were subject to outstanding full-value awards under the 2003 Plan, excluding the options and restricted stock units granted subject to stockholder approval shown in the table below under "New Plan Benefits Under the 2003 Plan." In addition, as of April 24, 2008, 1,305,511 shares were subject to outstanding options under the 1997 Plan, 736,755 shares were subject to outstanding options under the Company's other equity award plans and 69,157 shares remained available for grant under such other equity award plans. This excludes the Company's Employee Stock Purchase Plan and warrants to purchase 40,000 shares issued to Hasbro, Inc. under the terms of a license agreement. The average weighted exercise price for all of such outstanding options was $20.43 and the average remaining term was 6.4 years.

      Shares that are subject to awards under the 2003 Plan that expire, terminate or are cancelled or forfeited or settled in cash, and shares that are withheld to satisfy tax withholding obligations relating to a full value-award, will be available again for awards under the 2003 Plan. Shares that are tendered by a participant or withheld by the Company as full or partial payment to the Company of the exercise or base price relating to an option or SAR, or in connection with the satisfaction of tax obligations relating to an option or SAR, will not be available for future awards under the 2003 Plan. If SARs are settled in cash or shares upon exercise, the aggregate number of shares subject to the award rather than the number of shares actually issued upon exercise will be counted against the number of shares authorized under the 2003 Plan. The amended and restated 2003 Plan also clarifies that shares repurchased in the open market with the proceeds from the exercise of an option may not again be made available for awards under the 2003 Plan Awards may be outstanding relating to a greater number of shares than the aggregate remaining available under the 2003 Plan so long as the Committee ensures that awards will not result in delivery and vesting of shares in excess of the number then available under the 2003 Plan. Shares delivered under the 2003 Plan may be either newly issued or treasury shares.

      On April 28, 2008, the last reported sale price of the Company's common stock on the Nasdaq Global Select Market was $26.74 per share.

      Per-Person Award Limitations.    The 2003 Plan includes limitations on the amount of awards that may be granted to a participant in a given year in order to qualify awards as "performance-based" compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, a participant may in any year be granted share- based awards of each type authorized under the 2003 Plan—options, SARs, restricted stock, deferred stock, bonus stock or stock in lieu of other compensation obligations, dividend equivalents, and other stock-based awards-relating to no more than his or her "Annual Limit." The Annual Limit equals 1,500,000 shares plus the amount of the participant's unused Annual Limit relating to that type of share-based awards as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. With respect to incentive awards not valued by reference to common stock at the date of grant, the 2003 Plan limits such performance awards that may be earned by a participant to the participant's defined Annual Limit, which for this purpose equals $3,000,000 plus the amount of the participant's unused cash Annual Limit as of the close of the previous year. The amendment and restatement will not change these limits. The per-person limits for each type of stock-based award are independent of one another and independent of the limit on cash-denominated performance awards. These limits apply only to awards under the 2003 Plan, and do not limit the Company's ability to enter into compensation arrangements outside of the 2003 Plan.

      Adjustments to Shares Reserved, Awards and Award Limits.    Adjustments to the number and kind of shares subject to the share limitations and specified in the share-based Annual Limit are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the common stock. The Company is obligated to adjust outstanding awards upon occurrence of these events, including to the number of shares subject to an award, any exercise price or share price referenced in the award terms (such as a SAR's base price) and other terms of the award, in order to preserve, without enhancing, the value of the award. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to awards intended to qualify as "performance-based" generally must conform to requirements imposed by Section 162(m).

      Eligibility.    Executive officers and other officers and full-time employees of the Company and its subsidiaries (including directors), non-employee directors of the Company, and other persons who provide substantial services are eligible to be granted awards under the 2003 Plan. A prospective employee may be granted an award, but no value may be realized under it if such person does not become an employee. As of April 24, 2008, the Company had approximately 4,480 full-time employees (including nine executive officers) who would be potentially eligible for awards under the amended and restated 2003 Plan. A total of approximately 320 individuals held outstanding awards under the 2003 Plan as of April 24, 2008.

      Administration.    The 2003 Plan is administered by the Committee, except that the Board may itself act in place of the Committee to administer the 2003 Plan, and determinations with respect to grants to non-employee directors must be made by the Board. The 2003 Plan provides that the composition and governance of the Committee shall be established in the Committee's charter adopted by the Board. Subject to the terms and conditions of the 2003 Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of an annual or long-term incentive award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2003 Plan, and make all other determinations which may be necessary or advisable for the administration of the 2003 Plan. Nothing in the 2003 Plan precludes the Committee from authorizing payment of compensation outside of the 2003 Plan, including bonuses based upon performance, to executive officers and other employees. The Committee is permitted to delegate authority to executive officers for the granting of awards, but action pursuant to delegated authority generally will be limited to grants to employees who are below the executive officer level. The 2003 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2003 Plan.

      Stock Options and SARs.    The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR's designated "base price." The exercise price of an option and the base price of an SAR are determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant (except as described below under "Other Terms of Awards"). The maximum term of each option or SAR will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options (and in some cases gains realized upon an earlier exercise) at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards or other property having a fair market value equal to the exercise price, as the Committee may determine. This may include withholding of option shares to pay the exercise price if that would not result in additional accounting expense. The Committee also is permitted to establish procedures for broker-assisted cashless exercises. Methods of exercise and settlement and other terms of SARs will be determined by the Committee. SARs may be exercisable for shares or for cash, as determined by the Committee. Options and SARs may be granted on terms that cause such awards not to be subject to Code Section 409A ("Section 409A"). Alternatively, such awards and cash SARs may have terms that cause those awards to be deemed deferral arrangements subject to Section 409A. The Committee can require that outstanding options be surrendered in exchange for a grant of SARs with economically matching terms.

      Restricted and Deferred Stock/Restricted Stock Units.    The Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Committee will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends (which may be forfeitable or non-forfeitable), unless otherwise determined by the Committee.

      Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of "restricted stock units." The Committee will establish any vesting requirements for deferred stock/restricted stock units granted for continuing services. One advantage of restricted stock units, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Committee can require or permit a participant to continue to hold an interest tied to common stock on a tax-deferred basis. Prior to settlement, deferred stock awards, including restricted stock units, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents (which may be forfeitable or non-forfeitable) will be paid or accrue if authorized by the Committee.

      Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations.    The 2003 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to common stock. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

      Performance-Based Awards.    The Committee may grant performance awards, which may be cash-denominated awards or share-based awards (for example, performance shares). Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee. If so determined by the Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following:

•
earnings per share (basic or fully diluted);

•
revenues;

•
earnings, before or after taxes, from operations (generally or specified operations), before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items;

•
cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

•
return on net assets, return on assets, return on investment, return on capital, return on equity;

•
economic value created;

•
operating margin or operating expense;

•
net income;

•
stock price or total stockholder return; and

•
strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, new products, ventures or facilities, cost targets, internal controls, compliance, customer satisfaction and service, human resources management, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates, joint ventures or facilities.

      The Committee retains discretion to set the level of performance for a given business criteria that will result in the earning of a specified amount under a performance award. These goals may be set with fixed, quantitative targets, targets relative to past Company performance, targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison, or in such other form as the Committee may determine. The Committee may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period, if so specified by the Committee.

      Annual Incentive Awards.    One type of performance award that may be granted under the 2003 Plan is Annual Incentive Awards, settleable in cash or in shares upon achievement of pre-established performance objectives achieved during a specified period of up to one year. The Committee generally must establish the terms of annual incentive awards, including the applicable performance goals and the corresponding amounts payable (subject to per-person limits), and other terms of settlement, and all other terms of these awards, not later than 90 days after the beginning of the fiscal year. As stated above, annual incentive awards granted to named executives are intended to constitute "performance-based compensation" not subject to the limitation on deductibility under Code Section 162(m). In order for such an annual incentive award to be earned, one or more of the performance objectives described in the preceding paragraph will have to be achieved. The Committee may specify additional requirements for the earning of such awards.

      Other Terms of Awards.    Awards may be settled in cash, shares, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award, including shares issued upon exercise of an option subject to compliance with Code Section 409A, in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. Vested but electively deferred awards may be paid out to the participant in the event of an unforeseeable emergency. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 2003 Plan. The Committee may condition awards on the payment of taxes, and may provide for mandatory or elective withholding of a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may permit transfers of awards other than incentive stock options on a case-by-case basis for estate planning purposes.

      The Committee is authorized to impose non-competition, non-solicitation, confidentiality, non-disparagement and other requirements as a condition on the participant's right to retain an award or gains realized by exercise or settlement of an award. Awards under the 2003 Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in substitution for, exchange for or as a buyout of other awards under the 2003 Plan, awards under other Company plans, or other rights to payment from the Company, and may exchange or buy out outstanding awards for cash or other property; provided, however, that any such substitution or exchange may only occur in a manner that would not be considered a repricing under the 2003 Plan. The Committee also may grant awards in addition to and in tandem with other awards or rights.

      Dividend Equivalents.    The Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of common stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares of common stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award, and the Committee may specify whether the dividend equivalents will be forfeitable or non-forfeitable. Typically, rights to dividend equivalents are granted in connection with restricted stock units or deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding.

      Vesting, Forfeitures, and Related Award Terms.    The Committee may in its discretion determine the vesting schedule of options and other awards, the circumstances that will result in forfeiture of the awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.

      The 2003 Plan provides that, upon a change in control (as defined), unless the Committee has limited these rights in the grant agreement, awards will become vested and exercisable and restrictions thereon will lapse. In addition, any option that was not vested and exercisable throughout the 60-day period prior to the change in control may be surrendered for a cash payment equal to the spread, determined based on the highest market price during that 60-day period or, if higher, the consideration received by shareholders in the change in control transaction, although this cash-out right may be limited under the provisions of Section 409A of the Code. The Committee may also specify in any award agreement that performance conditions will be deemed met upon a change in control.

      Amendment and Termination of the 2003 Plan.    The Board may amend, suspend, discontinue, or terminate the 2003 Plan or the Committee's authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the Nasdaq Stock Market rules. Nasdaq Stock Market rules require stockholder approval of material modifications to plans such as the 2003 Plan. Under these rules, however, stockholder approval will not necessarily be required for amendments which might increase the cost of the 2003 Plan or broaden eligibility.

      Unless earlier terminated, the 2003 Plan will terminate at such time that no shares reserved under the 2003 Plan remain available and the Company has no further obligation with respect to any outstanding award.

Federal Income Tax Implications of the 2003 Plan

      The Company believes that under current law the following federal income tax consequences generally would arise with respect to awards under the 2003 Plan.

      Options and SARs that are not deemed to be deferral arrangements under Section 409A would have the following tax consequences. The grant of an option or an SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option that is an ISO, except that the alternative minimum tax may apply. Upon exercising an option that is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

      Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's sale of shares acquired by exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in such shares. The tax "basis" normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option's exercise. A participant's sale of shares acquired by exercise of an SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax "basis" in the shares, which generally is the amount he or she recognized as ordinary income in connection with the SAR's exercise.

      The Company normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option or SAR, but no tax deduction relating to a participant's capital gains. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling the shares.

      Some options and SARs, such as those with deferral features, and an SAR settleable in cash, may be subject to Code Section 409A, which regulates deferral arrangements. In such case, the distribution to the participant of shares or cash relating to the award would have to meet certain restrictions in order for the participant not to be subject to tax and a tax penalty at the time of vesting. One significant restriction would be a requirement that the distribution not be controlled by the participant's discretionary exercise of the option or SAR (subject to limited exceptions). If the distribution and other award terms meet applicable requirements under Section 409A, the participant would realize ordinary income at the time of distribution rather than earlier, with the amount of ordinary income equal to the distribution date value of the shares less any exercise price actually paid. The Company would not be entitled to a tax deduction at the time of exercise, but would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.

      Awards other than options and SARs that result in a transfer to the participant of cash, shares or other property generally will be structured under the 2003 Plan to meet applicable requirements under Code Section 409A. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if the Company grants an award of deferred stock that has vested or requires or permits deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the time at which shares are actually delivered, and the Company's right to claim a tax deduction will be deferred until that time. On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, the Company can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

      Any award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals) will be subject to Code Section 409A. Certain participant elections and the timing of distributions relating to such awards must meet requirements under Section 409A in order for income taxation to be deferred and tax penalties avoided by the participant upon vesting of the award.

      As discussed above, compensation that qualifies as "performance-based" compensation is excluded from the $1,000,000 deductibility cap of Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the 2003 Plan, options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, annual incentive awards to employees the Committee expects to be named executive officers at the time compensation is received, and certain other awards that are conditioned upon achievement of performance goals are intended to qualify as such "performance-based" compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2003 Plan will be fully deductible under all circumstances. In addition, other awards under the 2003 Plan generally will not so qualify, so that compensation paid to named executive officers in connection with such awards may, to the extent it and other compensation subject to Section 162(m)'s deductibility cap exceed $1,000,000 in a given year, not be deductible by the Company as a result of Section 162(m).

      The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2003 Plan. This discussion is intended for the information of stockholders considering how to vote at the meeting and not as tax guidance to participants in the 2003 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2003 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits Under the 2003 Plan

      Because future awards under the amended and restated 2003 Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time, except as described below. Information regarding the Company's recent practices with respect to annual incentive awards and stock-based compensation under the 2003 Plan is presented in the "Summary Compensation Table" and "Grants of Plan-Based Awards for Fiscal Year 2007" elsewhere in this Proxy Statement and in the Company's financial statements for the fiscal year ended December 31, 2007 in the Annual Report.

      As described above under the caption "Director Compensation," non-employee directors receive RSU awards at the beginning of each year having a grant date value of $110,000 and a five-year vesting schedule (provided the director satisfied the Board's attendance requirements). New directors receive stock options for 50,000 shares upon joining the Board, which have a five-year vesting schedule and an exercise price equal to the fair market value of our common stock at the time of grant. With respect to the current fiscal year, the non-employee directors received a total of 26,328 RSUs (for eight non-employee directors). In addition, stock options for 50,000 shares were awarded to a new non-employee director who joined the Board in January 2008.

      The table below shows (i) the number of options and RSUs that the Company has committed to grant subject to stockholder approval and (ii) the number of RSUs expected to be granted to non-employee directors in the 12-month period following approval of the 2003 Plan by stockholders, assuming: (A) no change in the composition of the Board, (B) that each non-employee director qualifies for the annual grant of RSUs and (C) a fair market value of our common stock at the time of the annual grant was equal to the closing price on April 28, 2008 ($26.74).

Name and Position	Number of Options		Number of RSUs
Named Executive Officers	0		60,000	(1)
Executive Group	600,000	(2)	320,000	(2)
Non-Employee Director Group	0		28,798
Non-Executive Officer Employee Group	0		0

    (1)
    As described above under the caption "Amendments to Employment Agreements," the Company expects to award sign-on equity awards to Mr. Chambrello in connection with the contemplated amendment to his employment agreement consisting of 60,000 RSUs, of which 12,000 will vest immediately and 48,000 will have a five-year vesting schedule subject to the satisfaction of minimum performance criteria.

    (2)
    As described above under the caption "Director Compensation," the Company awarded sign-on equity awards to Mr. Wright on April 15, 2008 in contemplation of his employment consisting of (a) 500,000 options with an exercise price of $25.69 per share (representing the market value of our stock on the date of grant) and a ten-year term and (b) 220,000 RSUs, which awards have a four-year vesting schedule (one-quarter vesting on each of April 15, 2009, 2010, 2011 and 2012). The awards are subject to forfeiture in the event that Mr. Wright fails to execute an employment agreement with the Company or to the extent the Company's stockholders do not approve an amendment to the 2003 Plan or a new equity compensation plan that provides for a sufficient increase in the number of shares of our common stock available for these grants by the applicable vesting date (in the case of RSUs) or the date of exercise (in the case of options). The Company also agreed to award Mr. Wright a minimum of 50,000 options and 50,000 RSUs with a four-year vesting schedule in each of 2009 and 2010 as annual awards under the Company's management incentive compensation program; such awards are also subject to the approval of the Company's stockholders of an amendment to the 2003 Plan (or a new equity compensation plan) that provides for a sufficient increase in the number of shares of common stock of the Company available for these awards.

      If stockholders decline to approve the amended and restated 2003 Plan, new awards will not be granted under the 2003 Plan that would have otherwise been permitted under the amendment and restatement of the 2003 Plan, to the extent necessary so that submission of the 2003 Plan to stockholders will have met the requirements of Treasury Regulation 1.162-27(e)(4). The 2003 Plan, as previously approved by stockholders, would remain in effect, however.

Vote Required For Approval

      Approval of the amended and restated 2003 Plan requires the affirmative vote of a majority of the votes cast in person or by proxy at the meeting.

THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL

Equity Compensation Plan Information

      The following table provides information about the shares of our common stock that may be issued upon the exercise of stock options and other stock rights under all of our equity compensation plans as of December 31, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
	(in thousands, except for per share amounts)
Equity compensation plans approved by security holders(1)	6,809	$19.54	2,348
Equity compensation plans not approved by security holders(2)	777	$24.89	69

Total	7,586		2,417

(1)
The "Equity compensation plans approved by security holders" consist of: the 1997 Incentive Compensation Plan; the 2002 Employee Stock Purchase Plan; and the 2003 Incentive Compensation Plan.

(2)
The "Equity compensation plans not approved by security holders" consist of: employment inducement stock options awarded during 2003 and 2005; the 1995 Equity Incentive Plan; and warrants issued in 2007 to Hasbro, Inc. under the terms of a license agreement.

(3)
The weighted average exercise price of outstanding awards does not take into account the shares issuable upon vesting of restricted stock units which have no exercise price. At December 31, 2007, there were a total of 1,414 shares subject to restricted stock units which were granted under the 2003 Incentive Compensation Plan, including approximately 192 vested restricted stock units that are subject to a deferral arrangement.

      Inducement Stock Options.    At December 31, 2007, approximately 661,000 options granted during 2003 and 2005 under employment inducement award agreements to newly hired employees remained outstanding. The options were granted at exercise prices ranging from $5.88 to $29.18 per share and each such option has a ten-year term and becomes exercisable in four or five equal annual installments, on each of the first four or five anniversaries of the date of grant.

      The 1995 Equity Incentive Plan.    The 1995 Equity Incentive Plan (the "1995 Plan"), which was originally adopted by our Board of Directors in May 1995, authorizes grants of non-qualified stock options, deferred stock and other stock-related awards to employees who are not executive officers or directors. As of December 31, 2007, approximately 76,000 shares were subject to outstanding awards under the 1995 Plan and approximately 69,000 shares remained available for grant under the 1995 Plan. The 1995 Plan is administered by the Compensation Committee, which is authorized to select the participants, determine the type of awards to be granted and the number of shares of common stock to which awards will relate, specify times at which awards will be exercisable, set other terms and conditions of such awards, interpret and specify rules and regulations relating to the 1995 Plan, and make all other determinations that may be necessary or advisable for the administration of the 1995 Plan. The Board may amend, suspend, discontinue, or terminate the 1995 Plan or the Committee's authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the Nasdaq Stock Market rules which would require stockholder approval for material modifications of the 1995 Plan. Unless earlier terminated, the 1995 Plan will terminate at such time that no shares reserved under the 1995 Plan remain available and we have no further obligation with respect to any outstanding award.

      Hasbro Warrants.    On December 15, 2006, we entered into a licensing agreement with Hasbro, Inc. for the use of certain Hasbro brands in multiple lottery platforms. Under the terms of the agreement, on

February 28, 2007, we issued warrants to Hasbro to purchase 40,000 shares of our common stock at a purchase price of $32.98 per share. The warrants may be exercised at any time before February 28, 2012.

OTHER MATTERS

      We are not aware of any matter other than those described in this Proxy Statement that will be acted upon at the annual meeting. In the event that any other matter properly comes before the meeting for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matter.

      We will pay the costs of proxy solicitation. Proxies are being solicited primarily by mail, but, in addition, our officers and employees may solicit proxies in person, by telephone or electronically. We have retained D.F. King & Co., Inc. to assist us in soliciting proxies at a fee of $5,500 plus reimbursement of reasonable out-of-pocket costs and expenses.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

      Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 as amended, (the "Exchange Act"), if a stockholder wants to submit a proposal for inclusion in our proxy materials for the next annual meeting of stockholders, it must be received at our principal executive offices, 750 Lexington Avenue, 25th Floor, New York, New York 10022, Attention: Secretary, not later than December 30, 2008. In order to avoid controversy, stockholders should submit proposals by means, including electronic means, that permit them to prove the date of delivery.

      If a stockholder intends to present a proposal for consideration at the next annual meeting outside of the processes of Rule 14a-8 under the Exchange Act, we must receive notice of such proposal at the address given above by March 15, 2009, or such notice will be considered untimely under Rule 14a-4(c)(1) under the Exchange Act, and our proxies will have discretionary voting authority with respect to such proposal, if presented at the annual meeting, without including information regarding such proposal in our proxy materials.

      The deadlines described above are calculated by reference to the mailing date of the proxy materials for this year's annual meeting. If the Board changes the date of next year's annual meeting by more than 30 days, the Board will, in a timely manner, inform stockholders of such change and the effect of such change on the deadlines given above by including a notice in our annual report on Form 10-K, our quarterly reports on Form 10-Q, a current report on Form 8-K or by any other means reasonably calculated to inform the stockholders.

      Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

                      By Order of the Board of Directors

                      IRA H. RAPHAELSON
                       Vice President, General Counsel and Secretary

Dated: April 29, 2008

Appendix A

SCIENTIFIC GAMES CORPORATION

2003 Incentive Compensation Plan
As Amended and Restated

      1.    Purpose.    The purpose of this 2003 Incentive Compensation Plan, as amended and restated (the "Plan"), is to assist Scientific Games Corporation, a Delaware corporation (the "Company"), and its subsidiaries in attracting, retaining, motivating and rewarding executives, directors, employees, and other persons who provide services to the Company and/or its subsidiaries, to provide for equitable and competitive compensation opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of participants with those of stockholders. The Plan authorizes stock-based and cash-based performance incentives for participants, to encourage such persons to expend their maximum efforts in the creation of stockholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Internal Revenue Code to the extent deemed appropriate by the Committee which administers the Plan.

      2.    Definitions.    For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

      (a) "Additional Shares" has the meaning ascribed to such term in Section 4(a) of the Plan.

      (b) "Annual Incentive Award" means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

      (c)  "Award" means any award of an Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, or Performance Award (including an Annual Incentive Award) together with any other right or interest granted to a Participant under the Plan.

      (d) "Beneficiary" means the person, persons, trust, or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.

      (e) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

      (f)  "Board" means the Company's Board of Directors.

      (g) "Change in Control" means Change in Control as defined with related terms in Section 9 of the Plan.

      (h) "Change in Control Price" means the amount calculated in accordance with Section 9(c) of the Plan.

      (i)  "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations, proposed regulations and other applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

      (j)  "Committee" means the Compensation Committee of the Board of Directors, the composition and governance of which is established in the Committee's Charter as approved from time to time by the Board and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan.

      (k) "Covered Employee" means a person designated by the Committee as likely to be a "covered employee," as defined under Code Section 162(m), with respect to a specified fiscal year or other performance period.

      (l)  "Deferred Stock" means a conditional right, granted to a Participant under Section 6(e) hereof, to receive Stock, at the end of a specified deferral period.

      (m) "Dividend Equivalent" means a conditional right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

      (n) "Effective Date" means June 23, 2003.

      (o) "Eligible Person" means each executive officer and other officer or full-time employee of the Company or of any subsidiary, including each such person who may also be a director of the Company, each non-employee director of the Company, each other person who provides substantial services to the Company and/or its subsidiaries and who is designated as eligible by the Committee, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan.

      (p) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

      (q) "Fair Market Value" means the fair market value of Stock, Awards, or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the average of the high and low sales prices of Stock on a given date or, if there are no sales on that date, on the latest previous date on which there were sales, reported for composite transactions in securities listed on the principal trading market on which Stock is then listed. Fair Market Value relating to the exercise price or grant price of any Non-409A Option or SAR shall conform to requirements under Code Section 409A.

      (r)  "409A Awards" means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder. "Non-409A Awards" means Awards other than 409A Awards; an Award granted before January 1, 2005 which is eligible for "grandfathering" under Code Section 409A (generally such an Award must be vested before January 1, 2005 in order to be grandfathered) constitutes a Non-409A Award unless the Committee instead designates it as a 409A Award. Although the Committee retains authority under the Plan to grant Options, SARs and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options, SARs exercisable for Stock, and Restricted Stock will be Non-409A Awards (with conforming terms, as provided in Section 10(h)) unless otherwise expressly specified by the Committee.

      (s)  "Full-Value Awards" has the meaning ascribed to such term in Section 4(a) of the Plan.

      (t)  "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto that may be granted to Eligible Persons who are employees.

      (u) "Initial Shares" has the meaning ascribed to such term in Section 4(a) of the Plan.

      (v)  "Limited SAR" means a conditional right granted to a Participant under Section 6(c) hereof.

      (w) "Option" means a conditional right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

      (x)  "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h) hereof.

      (y)  "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

      (z)  "Performance Award" means a conditional right, granted to a Participant under Section 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

      (aa)  "Preexisting Plan" mean the Company's 1997 Incentive Compensation Plan, as amended and restated.

      (bb)  "Restricted Stock" means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

      (cc)  "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

      (dd)  "Stock" means the Company's Class A Common Stock, $.01 par value, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

      (ee)  "Stock Appreciation Rights" or "SAR" means a conditional right granted to a Participant under Section 6(c) hereof.

      3.    Administration.

      (a) Authority of the Committee.    Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number, and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions, or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors, and may perform any function of the Committee under the Plan for any other purpose (subject to Nasdaq Marketplace Rule 4350(c)(3)), including for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof, or other persons claiming rights from or through a Participant, and stockholders.

      (b) Manner of Exercise of Committee Authority.    The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the fullest extent permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law. The Committee may appoint agents to assist it in administering the Plan.

      (c)  Limitation of Liability.    The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

      4.    Shares Available Under the Plan.(1)

      (a) Number of Shares Available for Delivery.    Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 8,500,000 plus the number of shares that, under the Preexisting Plan, were available at the Effective Date or thereafter have or will become available (the "Initial Shares"), provided that the maximum number of Initial Shares available for delivery in connection with Awards other than Options, SARs and Dividend Equivalents paid in cash (collectively, "Full-Value Awards") that were outstanding on April 24, 2008 or thereafter become outstanding shall be 2,000,000(2), plus (ii) 3,000,000 (the "Additional Shares"), provided that the maximum number of Additional Shares available for delivery in connection with Full-Value Awards under the Plan shall be 1,250,000. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

      (b) Share Counting Rules.    Subject to the provisions of this Section 4(b), the Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Any shares which are (i) underlying an Option or SAR which is cancelled or terminated without having been exercised, including due to expiration or forfeiture, (ii) subject to Full-Value Awards which are cancelled, terminated or forfeited, (iii) not delivered to a Participant because all or a portion of the Full-Value Awards is settled in cash or (iv) withheld in connection with a Full-Value Award to satisfy tax withholding obligations, shall in each case again be available for Awards under the Plan (with shares subject to Full-Value Awards again available for those types of Awards); provided, however, that shares shall not become available under this Section 4(b) in an event that would constitute a "material amendment" of the Plan subject to shareholder approval under Marketplace Rule 4350(i) and other applicable rules of the

(1)
The current aggregate share limit is 8,500,000 shares plus the number of shares that, under the Preexisting Plan, were available at the Effective Date or thereafter have or will become available under applicable share counting rules. Stockholders are being asked to approve amendments to the Plan that would increase the aggregate share limit by an additional 3,000,000 shares, of which no more than 1,250,000 shares will be available for Full-Value Awards. The amendment will provide that no more than 2,000,000 shares will be available for Full-Value Awards out of the Plan's existing reserve of shares.

(2)
This number represents approximately the total number of shares subject to Full-Value Awards outstanding under the 2003 Plan as of April 24, 2008 (1,712,033 shares) plus the number of shares that remained available for grant under the 2003 Plan as of April 24, 2008 (254,484 shares).

Nasdaq National Market. Notwithstanding the foregoing, any shares subject to an Option or SAR shall be deemed to be delivered upon exercise with respect to the underlying shares even if the net number of shares delivered to the Participant is less than the number of shares underlying the Award (as would occur, for example, upon a net exercise of Options, upon a settlement of SARs in cash or for a net number of shares, upon a stock-for-stock exercise of Options or upon share withholding to satisfy tax obligations upon exercise of Options or SARs). Shares repurchased on the open market with the proceeds from the exercise of an Option may not again be made available for Awards under the Plan. For purposes of determining the number of Shares that become available under the Preexisting Plan, the share counting rules of this Plan shall apply. The payment of cash dividends and Dividend Equivalents in conjunction with outstanding Awards shall not be counted against the shares available for Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company's assumption of the plan or arrangement of the acquired company or business. This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code. Because shares will count against the number reserved in Section 4(a) upon delivery (or later vesting) and subject to the share counting rules under this Section 4(b), the Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.

      5.    Eligibility; Per-Person Award Limitations.

      (a) Grants to Eligible Persons.    Awards may be granted under the Plan only to Eligible Persons.

      (b) Annual Per-Person Award Limitations.    In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), and 6(h) (including Performance Awards under Section 7 based on Awards authorized by each referenced subsection) relating to a number of shares of Stock up to his or her Annual Limit. A Participant's Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 1,500,000 shares plus the amount of the Participant's unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 10(c). In the case of a cash-denominated Award for which the limitation set forth in the preceding sentence would not operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4) (including a cash Performance Award under Section 7), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Participant's Annual Limit, which for this purpose shall equal $3,000,000 plus the amount of the Participant's unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant's Annual Limit is used to the extent a cash amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

      6.    Specific Terms of Awards.

      (a) General.    Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 10(e) and 10(h)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

      (b) Options.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

            (i)  Exercise Price.    The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option except as provided under Section 8(a) hereof. In addition, in connection with a merger, consolidation or reorganization of the Company or any of its subsidiaries, the Committee may grant Options with an exercise price per share less than the market value of the Common Stock on the date of grant if such Options are granted in exchange for, or upon conversion of, options to purchase capital stock of any other entity which is a party to such merger, consolidation or reorganization.

           (ii)  Time and Method of Exercise.    The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment (subject to Section 10(h) and (i)), including, without limitation, cash, Stock (including Stock deliverable upon exercise, if such withholding will not result in additional accounting expense to the Company), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through broker-assisted "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including, to the extent permitted under Code Section 409A, deferred delivery of shares as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

          (iii)  ISOs.    The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first consented to the change that will result in such disqualification. ISOs may be granted only to employees of the Company or any of its subsidiaries. To the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which ISOs granted under this Plan and all other plans of the Company and any subsidiary are first exercisable by any employee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under Code Section 422, such Options shall be treated as Options that are not ISOs.

      (c)  Stock Appreciation Rights.    The Committee is authorized to grant SARs to Participants on the following terms and conditions:

            (i)  Right to Payment.    A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof) over (B) the grant price of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.

           (ii)  Other Terms.    The Committee shall determine, at the date of grant or thereafter, the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, whether or not the SAR will be a 409A Award or Non-409A Award (cash SARs will in all cases be 409A Awards), and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control, termination of service following a Change in Control, or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

      (d) Restricted Stock.    The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

            (i)  Grant and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Participant.

           (ii)  Forfeiture.    Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

          (iii)  Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the

  Company retain physical possession of the certificates, and/or that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

          (iv)  Dividends and Splits.    As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

      (e) Deferred Stock.    The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock at the end of a specified deferral period, subject to the following terms and conditions:

            (i)  Award and Restrictions.    Settlement of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.

           (ii)  Forfeiture.    Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock. Deferred Stock subject to a risk of forfeiture may be called "restricted stock units" or otherwise designated by the Committee.

          (iii)  Dividend Equivalents.    Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

      (f)  Bonus Stock and Awards in Lieu of Obligations.    The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

      (g) Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

      (h) Other Stock-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

      7.    Performance Awards, Including Annual Incentive Awards

      (a) Performance Awards Generally.    The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, or the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as "performance-based compensation" under Code Section 162(m).

      (b) Performance Awards Granted to Covered Employees.    If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

            (i)  Performance Goals Generally.    The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Treasury Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

           (ii)  Business Criteria.    One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units or lines of business of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items; (4) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value created; (7) operating margin or operating expense; (8) net income; (9) Stock price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, new products, ventures or facilities, cost targets, internal controls, compliance, customer satisfaction and services, human resources management, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates, joint ventures or facilities. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

          (iii)  Performance Period; Timing for Establishing Performance Goals; Per-Person Limit.    Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed. In all cases, the maximum Performance Award of any Participant shall be subject to the limitation set forth in Section 5(b).

          (iv)  Performance Award Pool.    The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company or a business unit in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(i). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

           (v)  Settlement of Performance Awards; Other Terms.    Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards; any resulting payments need not qualify as performance-based compensation under Section 162(m) if the authorization of such non-qualifying payments would not otherwise disqualify the Performance Award apart from the termination or change in control.

      (c)  Annual Incentive Awards Granted to Designated Covered Employees.    The Committee may grant a Performance Award in the form of an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as "performance-based compensation" for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and shall comply with the other requirements set forth in Section 7(b).

      (d) Written Determinations.    Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

      8.    Certain Provisions Applicable to Awards.

      (a) Stand-Alone, Additional, Tandem, and Substitute Awards.    Subject to the restrictions on "repricing" set forth in Section 10(e), Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

      (b) Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or, in the case of an ISO, such shorter term as may be required under Code Section 422).

      (c)  Form and Timing of Payment under Awards; Deferrals.    Subject to the terms of the Plan (including Sections 10(h) and (i)) and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control, subject to Sections 10(h) and (i)). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any payment deferred pursuant to this Section 8(c) shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the Participant in the future. In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83) and deferred at the election of the Participant, such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Section 409A(a)(2)(B)(ii).

      (d) Additional Award Forfeiture Provisions.    The Committee may condition a Participant's right to receive a grant of an Award, to exercise the Award, to retain Stock acquired in connection with an Award, or to retain the profit or gain realized by a Participant in connection with an Award, including cash received upon sale of Stock acquired in connection with an Award, upon compliance by the Participant with specified conditions relating to non-competition, confidentiality of information relating to the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its officers, directors and affiliates, and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment or service to the Company.

      (e) Exemptions from Section 16(b) Liability.    With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b), except that this provision shall not limit sales by such a Participant, and such a Participant may elect to engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 10(i)) in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

      9.    Change in Control.

      (a) Effect of "Change in Control."    In the event of a "Change in Control," the following provisions shall apply unless otherwise provided in the Award agreement:

            (i)  Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control;

           (ii)  If any optionee holds an Option immediately prior to a Change in Control that was not previously exercisable and vested in full throughout the 60-day period preceding the Change in Control, he shall be entitled to elect, during the 60-day period following the Change in Control, in lieu of acquiring the shares of Stock covered by the portion of the Option that was not vested and exercisable within such 60-day period, to receive, and the Company shall be obligated to pay, in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such portion of the Option;

          (iii)  The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

          (iv)  With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award.

      The foregoing notwithstanding, any benefit or right provided under this Section 9 in the case of any non-409A Award shall be limited to those benefits and rights permitted under Code Section 409A, and any benefit or right provided under this Section 9 that would result in a distribution of a 409A Award at a time or in a manner not permitted by Section 409A shall be limited to the extent necessary so that the distribution is permitted under Section 409A. For this purpose, the distribution of a 409A Award (i) triggered by a Change in Control will remain authorized if the Change in Control also constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v), and (ii) triggered by a termination of employment with or service to the Company or a subsidiary following a Change in Control by a specified employee, within the meaning of Code Section 409A(a)(2)(B)(i), will remain authorized to occur six months after such termination.

      (b) Definition of "Change in Control."    A "Change in Control" shall mean the occurrence of any of the following:

            (i)  when any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing at least 40% percent (or such greater percentage as the Committee may specify in connection with the grant of any Award) of the combined voting power of the Company's then-outstanding securities; or

           (ii)  the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary by merger or otherwise or for the purchase by an entity other than the Company or a subsidiary of substantially all of the assets of the Company.

      (c)  Definition of "Change in Control Price."    The "Change in Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding the Change in Control.

      10.    General Provisions.

      (a) Compliance with Legal and Other Requirements.    The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 10(h), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

      (b) Limits on Transferability; Beneficiaries.    No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred for estate planning purposes to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

      (c)  Adjustments.    In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate or, in the case of any outstanding Award, necessary in order to prevent dilution or enlargement of the rights of the Participant, then the Committee shall, in such equitable manner as it may determine, adjust any or all of (A) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (B) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5(b), (C) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (D) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 10(i)). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (A) would cause Options, SARs, or Performance Awards granted under Section 7 to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder, or (B) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder; and provided further, that adjustments to Non-409A Awards will be made only to the extent permitted under 409A.

      (d) Taxes.    The Company and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis, in the discretion of the Committee, or in satisfaction of other tax obligations if such withholding will not result in additional accounting expense to the Company. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of Stock will not result in additional accounting expense to the Company.

      (e) Changes to the Plan and Awards.    The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's stockholders not later than the annual meeting the record date for which is at or following the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. (For this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant.) The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award agreement relating thereto; provided that the Committee shall have no authority to waive or modify any Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification; and provided further, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Without the prior approval of stockholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a "repricing." For this purpose, a "repricing" means: (1) amending the terms of an Option or SAR after it is granted to lower its exercise price, except pursuant to Section 10(c) hereof; (2) any other action that is treated as a repricing under generally accepted accounting principles; and (3) repurchasing for cash or canceling an Option or SAR at a time when its exercise or grant price is equal to or greater than the fair market value of the underlying Stock, in exchange for another Option, Restricted Stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. A cancellation and exchange described in clause (3) of the preceding sentence will be considered a repricing regardless of whether the Option, Restricted Stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the Option holder.

      (f)  Limitation on Rights Conferred under Plan.    Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary, (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person's or Participant's employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

      (g) Unfunded Status of Awards; Creation of Trusts.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

      (h) Certain Limitations on Awards to Ensure Compliance with Section 409A.    For purposes of this Plan, references to an Award term or event (including any authority or right of the Company or a Participant) being "permitted" under Section 409A mean, for a 409A Award, that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Section 409A and, for a Non-409A Award, that the term or event will not cause the Award to be treated as subject to Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Section 409A, and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A, any distribution subject to Section 409A(a)(2)(A)(i) (separation from service) to a "key employee" as defined under Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Section 409A(a)(2)(B)(i), and any authorization of payment of cash to settle a Non-409A Award shall apply only to the extent permitted under Section 409A for such Award. Non-409A Awards that are "grandfathered" under Section 409A and that, but for such grandfathered status, would be deemed 409A Awards shall be subject to the terms and conditions of the Plan as amended and restated as of May 5, 2005 other than Sections 6(b)(ii) and 6(c)(ii), provided that if any provision adopted by amendment to the Plan or an Award Agreement after October 3, 2004, would constitute a material modification of a grandfathered Non-409A Award, such provision will not be effective as to such Award unless so stated by the Committee in writing with specific reference to this last sentence of Section 10(h).

      (i)  Certain Limitations Relating to Accounting Treatment of Awards.    At any time that the Company is accounting for stock-denominated Awards (other than SARs) under Accounting Principles Board Opinion 25 ("APB 25"), the Company intends that, with respect to such Awards, the compensation measurement date for accounting purposes shall occur at the date of grant or the date performance conditions are met if an Award is fully contingent on achievement of performance goals, unless the Committee specifically determines otherwise. Therefore, other provisions of the Plan notwithstanding, in order to preserve this fundamental objective of the Plan, if any authority granted to the Committee hereunder or any provision of the Plan or an Award agreement would result, under APB 25, in "variable" accounting or a measurement date other than the date of grant or the date such performance conditions are met with respect to such Awards, if the Committee was not specifically aware of such accounting consequence at the time such Award was granted or provision otherwise became effective, such authority shall be limited and such provision shall be automatically modified and reformed to the extent necessary to preserve the accounting treatment of the award intended by the Committee, subject to Section 10(e) of the Plan. This provision shall cease to be effective if and at such time as the Company elects to no longer account for equity compensation under APB 25.

      (j)  Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

      (k) Payments in the Event of Forfeitures; Fractional Shares.    Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

      (l)  Awards to Participants Outside the United States.    The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 10(l) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

      (m)  Governing Law.    The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Delaware General Corporation Law, the contract and other laws of the State of New York without giving effect to principles of conflicts of laws, and applicable federal law.

      (n) Preexisting Plan.    Upon stockholder approval of the Plan as of the Effective Date, no further grants of Awards will be made under the Preexisting Plan.

      (o) Plan Effective Date and Termination.    The Plan was adopted by the Board of Directors on April 24, 2003 and became effective upon its approval by the Company's stockholders on the Effective Date. The Plan was amended and restated upon its approval by the Company's stockholders on June 14, 2005. This amendment and restatement of the Plan shall be effective upon its approval by the Company's stockholders by the affirmative vote of the holders of a majority of the voting securities of the Company entitled to be cast in person or by proxy at the Company's 2008 annual meeting of stockholders. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan; provided, however, that no new Awards may be granted more then ten years after the date of the latest approval of the Plan by stockholders of the Company.

SCIENTIFIC GAMES CORPORATION 750 LEXINGTON AVENUE NEW YORK, NY 10022	PROXY VOTING INSTRUCTIONS

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Scientific Games Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Scientific Games Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SCNGM1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

SCIENTIFIC GAMES CORPORATION			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			All	All	Except

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2
and 3.			☐	☐	☐

Vote on Directors

1.	Election of Directors:

Nominees:

	01) A. Lorne Weil	06) Michael J. Regan
	02) Peter A. Cohen	07) Barry F. Schwartz
	03) Gerald J. Ford	08) Eric M. Turner
	04) J. Robert Kerrey	09) Joseph R. Wright, Jr.
05) Ronald O. Perelman

Vote on Proposals						For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as independent auditor for the fiscal year ending December 31, 2008.					☐	☐	☐

3.

To approve an amendment and restatement of the Scientific Games Corporation 2003 Incentive Compensation Plan that would, among other things, increase the number of shares available for awards by 3,000,000 shares.

						☐	☐	☐

4.	On such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of all the nominees for director listed in Proposal 1, FOR Proposals 2 and 3 and, in accordance with the judgment of the Proxies, for or against any other matters that may properly come before the meeting.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

MATERIALS ELECTION

As of July 1, 2007, SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.

☐

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF

SCIENTIFIC GAMES CORPORATION

June 10, 2008

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Please detach along perforated line and mail in the envelope provided ONLY IF you are not voting by Internet or telephone.

SCIENTIFIC GAMES CORPORATION

750 Lexington Avenue, 25th Floor, New York, New York 10022
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS — JUNE 10, 2008

The undersigned hereby appoints Ira H. Raphaelson and DeWayne E. Laird, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to act for the undersigned and to vote the full number of shares of the Class A Common Stock of Scientific Games Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Scientific Games Corporation to be held at the Metropolitan Club, 1 East 60th Street, New York, New York at 10:30 a.m. on Tuesday, June 10, 2008, and at any adjournments or postponements thereof, in accordance with the instructions set forth on this proxy card, and in their discretion, with respect to all other matters that may properly come before the meeting. Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked.

(Continued and to be signed on the reverse side)

QuickLinks

SCIENTIFIC GAMES CORPORATION 750 Lexington Avenue, 25th Floor New York, New York 10022
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 10, 2008
The Proxy Statement and 2007 Annual Report are available through the Investor Information link on our website at www.scientificgames.com or through www.proxyvote.com
TABLE OF CONTENTS
SCIENTIFIC GAMES CORPORATION 750 Lexington Avenue, 25th Floor New York, New York 10022
GENERAL INFORMATION
PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NINE NOMINEES
SECURITY OWNERSHIP
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
COMPENSATION COMMITTEE REPORT
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
PROPOSAL 3 APPROVAL OF THE AMENDED AND RESTATED 2003 INCENTIVE COMPENSATION PLAN
Vote Required For Approval
THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING
  Appendix A
SCIENTIFIC GAMES CORPORATION 2003 Incentive Compensation Plan As Amended and Restated